Exhibit 4.1

UCP, INC., as Issuer THE SUBSIDIARY GUARANTORS PARTIES HERETO
8.5% Senior Notes due 2017
INDENTURE
Dated as of October 21, 2014

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

Exhibit 4.1

i

Exhibit 4.1

Exhibit 4.1

Exhibit 4.1

Page
SECTION 11.13. Table of Contents; Headings	82
SECTION 11.14. Force Majeure	82
SECTION 11.15. U.S.A. Patriot Act	82

EXHIBITS

EXHIBIT A	Form of Note
EXHIBIT B	Form of Indenture Supplement to add Subsidiary Guarantors

SCHEDULES

SCHEDULE 1	Dormant Subsidiaries
SCHEDULE 2	Certain Permitted Investments
SCHEDULE 3	Certain Permitted Liens
SCHEDULE 4	Permitted Indebtedness

Exhibit 4.1

INDENTURE, dated as of October 21, 2014 (this “Indenture”), among UCP, INC., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), certain subsidiaries of the Company from time to time parties hereto (the “Subsidiary Guarantors”) and Wilmington Trust, National Association, a national banking association, as trustee (in such capacity, the “Trustee”).
Recitals Of The Company
The Company and the Subsidiary Guarantors have duly authorized the execution and delivery of this Indenture to provide for the issuance of (i) $75,000,000 aggregate principal amount of the Company’s 8.5% Senior Notes due 2017, issued on the date hereof (the “Securities”), and (ii) the Subsidiary Guarantees.
Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Securities:
ARTICLE I
Definitions and Incorporation by Reference
SECTION 1.1.  Definitions.
“Affiliate” of any specified Person means (i) any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person, (ii) any Person who is a director or officer (a) of such Person, (b) of any Subsidiary of such Person or (c) of any Person described in clause (i) above and (iii) any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to clauses (i) and (ii). For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Agent” means any Registrar, Paying Agent or Securities Custodian.
“Applicable Premium” means, with respect to a Security on any date of redemption, as calculated by the Company, the greater of:
(a)      1.0% of the principal amount of such Security; and
(b)      the excess, if any, of (a) the present value as of such date of redemption of all required interest payments due on such Security through the maturity date of the Securities (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Treasury Rate as of such date of redemption plus 50 basis points, over (b) the then-outstanding principal of such Security.

Exhibit 4.1

“Asset Disposition” means:
(a)      the sale, lease (other than an operating lease), conveyance or other disposition (each, a “transfer”) of any assets; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed Sections 3.3, 4.1 and 4.2, and not by Section 3.10; and
(b)      the issuance of Equity Interests in any of the Company’s Subsidiaries or the sale of Equity Interests in any of its Subsidiaries (other than directors’ qualifying shares or Equity Interests required by applicable law to be owned by a Person other than the Company or a Subsidiary of the Company).
Notwithstanding the preceding, none of the following items will be deemed to be an Asset Disposition:
(a)      a transfer of assets by a Subsidiary Guarantor to the Company or any other Subsidiary Guarantor or by the Company to a Subsidiary Guarantor;
(b)      an issuance of Equity Interests by a Subsidiary of the Company to the Company or to a Subsidiary of the Company (and each other equity holder on a pro rata basis in accordance with that ownership);
(c)      to the extent allowable under Section 1031 of the Internal Revenue Code of 1986 (or any comparable or successor provision), any exchange of like property (excluding any boot thereon) for use in a Permitted Business;
(d)      transfers of cash or Cash Equivalents in the ordinary course of business;
(e)      the making of any Permitted Investment or Restricted Payment permitted to be made under this Indenture;
(f)      the Incurrence of any Permitted Lien and the transfer of assets subject to a Permitted Lien by or on behalf of the Person holding such Lien to the extent otherwise permitted to be transferred under this Indenture;
(g)      transactions in the ordinary course of business consisting of dedications and other donations to governmental authorities;
(h)      transfers of Investments and receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;
(i)      any surrender or waiver of contractual rights or the settlement, release or surrender of contract rights, intangible claims or rights or other claims of any kind;

Exhibit 4.1

(j)      the licensing, sub-licensing and cross-licensing of intellectual property (but excluding any exclusive license) or other general intangibles in the ordinary course of business or in accordance with industry practice;
(k)      the disposition of assets or property that are damaged, worn-out, surplus or obsolete or that are no longer useful or economically practical or commercially desirable to maintain in the conduct of the business of the Company and its Subsidiaries, taken as a whole;
(l)      transfers of inventory, equipment or vehicles in the ordinary course of business;
(m)      the issuance of Disqualified Stock and Preferred Stock that is permitted by Section 3.20;
(n)      the unwinding or termination of any Hedging Obligations otherwise permitted under this Indenture; and
(o)      transfers of letters of credit, bankers’ acceptances or bank guarantees (or the rights thereunder) to banks or other financial institutions in the ordinary course of business and consistent with past practice in exchange for cash or cash equivalents.
“Board of Directors” means:
(a)      with respect to a corporation, the Board of Directors of the corporation or (other than for purposes of determining Change of Control) any committee thereof duly authorized to act on behalf of the Board of Directors with respect to the relevant matter;
(b)      with respect to a partnership, the Board of Directors of the general partner of the partnership; and
(c)      with respect to any other Person, the board or committee of such Person serving a similar function or the member, manager or other person(s) vested with the power and authority to manage such Person.
“Board Resolution” means a copy of a resolution certified by the Secretary, an Assistant Secretary or other authorized person of a Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.
“Business Day” means each day that is not a Saturday, Sunday or other day on which commercial banking institutions in New York, New York, San Francisco, California or the principal place of payment for the Securities are authorized or required by law to close.
“Capital Stock” of any Person means (i) with respect to any Person that is a corporation, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Common Stock or Preferred Stock, and (ii) with respect to any Person that is not a corporation, any

Exhibit 4.1

and all partnership, limited liability company, membership or other equity interests of such Person; but in each case excluding any debt security that is convertible into, or exchangeable for, any of the foregoing.
“Capitalized Lease Obligation” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the stated maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.
“Cash Equivalents” means:
(a)      marketable obligations with a maturity of one year or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof);
(b)      demand and time deposits and certificates of deposit or acceptances with a maturity of one year or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $250 million and the long-term debt of which is rated at the time of acquisition thereof at least “A” or the equivalent thereof by Standard & Poor’s Ratings Group, Inc., or Moody’s Investors Service, Inc., or carrying an equivalent rating by a nationally recognized Rating Agency, if both of the two named Rating Agencies cease publishing ratings of investments;
(c)      commercial paper maturing no more than 365 days from the date of creation thereof issued by a corporation that is not Finance Corp. or an Affiliate of Finance Corp., and is organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by Standard & Poor’s or at least P-1 by Moody’s;
(d)      repurchase obligations with a term of not more than ten days for underlying securities of the types described in clause (a) above entered into with any commercial bank meeting the specifications of clause (b) above; and
(e)      investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (a) through (d) above.
“Change of Control” means:
(a)      any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting

Exhibit 4.1

Stock of the Company or any of its direct or indirect parent entities (or their successors by merger, consolidation or purchase of all or substantially all of their assets);
(b)      the direct or indirect sale, assignment, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders; or
(c)      the adoption by the stockholders of the Company of a plan or proposal for the liquidation or dissolution of the Company.
“Code” means the Internal Revenue Code of 1986, as amended.
“Commodity Agreement” means, with respect to any Person, any commodity futures contract, commodity option, commodity swap agreement, commodity collar agreement, commodity cap agreement or other similar agreement or arrangement entered into by such Person designed to protect such Person against fluctuations in the price of commodities actually used in the ordinary course of business of the Company and its Subsidiaries.
“Common Stock” means with respect to any Person, any and all shares, interest or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.
“Company” means UCP, Inc. until a successor replaces it and, thereafter, means such successor.
“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense of such Person and its Subsidiaries, including the amortization of intangible assets, deferred financing fees, debt issuance costs, commissions, fees and expenses of such Person and its Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.
“Consolidated Net Income” means, with respect to any Person for any period, the net income of such Person and its Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP.
“Consolidated Tangible Assets” means the aggregate of all of the Company’s and its Subsidiaries’ assets consisting of real property owned in fee simple and all improvements thereon and fixtures affixed thereto by the Company or a Subsidiary, which excludes, for the avoidance of doubt, any real property leased by the Company or a Subsidiary (including in such exclusion all operating leases from Sale and Leaseback Transactions, and all leasehold interests of any kind, long or short term) and all cash and Cash Equivalents appearing on the Company’s and its Subsidiaries’ most recent available consolidated balance sheet at the lesser of (i) net book values, after deducting related depreciation, amortization and other valuation reserves, determined in accordance with

Exhibit 4.1

GAAP and (ii) the latest appraisal of such real property from an experienced and reputable appraiser reasonably acceptable to the Holders’ Representative.
“Corporate Trust Office” means the designated office of the Trustee at which, at any particular time, its corporate trust business in respect of this Indenture shall be administered, which office at the date hereof is located at 50 South Sixth Street, Suite 1290, Minneapolis, Minnesota 55402, Attention: UCP Administrator, and for purposes of Section 2.3 and Section 3.5 such office shall also mean the office or agency of the Trustee located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attn: Corporate Trust Services, or such other address as the Trustee may designate from time to time by notice to the Company or the principal corporate trust office of any successor trustee (or such other address as a successor trustee may designate from time to time by notice to the Company).
“Currency Agreement” means, with respect to any Person, any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement as to which such Person is a party or a beneficiary.
“Debt Facility” means, with respect to the Company or any Subsidiary Guarantor, one or more debt facilities or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or issuances of debt securities evidenced by notes, debentures, bonds or similar instruments, in each case, as amended, restated, supplemented, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time (and whether or not with the original trustee, administrative agent, holders or lenders or another trustee, administrative agent or agent or other holders or lenders and whether provided under this Indenture or any other credit agreement or other agreement or indenture).
“Default” means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.
“Defaulted Interest” shall have the meaning set forth in Section 2.11.
“Depositary” means DTC, its nominees and their respective successors and assigns, or such other depository institution hereinafter appointed by the Company.
“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:
(a)      matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;
(b)      is convertible into or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company

Exhibit 4.1

or a Subsidiary (it being understood that upon such conversion or exchange it shall be an Incurrence of such Indebtedness or Disqualified Stock)); or
(c)      is redeemable at the option of the holder of the Capital Stock in whole or in part, in each case on or prior to the date 91 days after the earlier of the final maturity date of the Securities or the date the Securities are no longer outstanding; provided, however, that only the portion of Capital Stock that so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control (defined in a substantially identical manner to the corresponding definition in this Indenture) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) provide that the Company may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provision prior to compliance by the Company with the provisions of Section 3.3.
“DTC” means the Depository Trust Company, a New York corporation.
“Dormant Subsidiary” means a Subsidiary that has no assets, liabilities or operations and continues to have no assets, liabilities or operations until such time it is liquidated. Dormant Subsidiaries in existence on the Issue Date are set forth on Schedule 1.
“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:
(a)      increased (without duplication) by the following, in each case (other than in the case of clause (v) below) to the extent deducted (and not added back) in determining Consolidated Net Income for such period with respect to such Person and its Subsidiaries:
(i)      total interest expense determined in accordance with GAAP (including, to the extent deducted and not added back in computing Consolidated Net Income, (A) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (B) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (C) non‑cash interest payments, (D) the interest component of Capitalized Lease Obligations, (E) amortization of deferred financing fees, debt issuance costs, commissions and fees and (F) the interest component of any pension or other post‑employment benefit expense) and to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such hedging obligations or other derivative instruments, and costs of surety bonds in connection with financing activities (whether amortized or immediately expensed), plus

Exhibit 4.1

(ii)      provision for taxes based on income, profits or capital gains, including, without limitation, federal, state, local, franchise, property and similar taxes and foreign withholding taxes and any state single business unitary or similar tax (including any future taxes or other levies which replace or are intended to be in lieu of such taxes and any penalties and interest related to such taxes or arising from any tax examinations) paid or accrued during such period, plus
(iii)      Consolidated Depreciation and Amortization Expenses for such period, plus
(iv)      the amount of any non‑controlling interest or minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non‑wholly‑owned Subsidiaries, plus
(v)      cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing EBITDA or Consolidated Net Income in any period to the extent non‑cash gains relating to such income were deducted in the calculation of EBITDA pursuant to paragraph (b) below for any previous period and not added back, and
(b)      decreased (without duplication), to the extent included in determining Consolidated Net Income for such period, by any non‑cash gains with respect to cash actually received in a prior period unless such cash did not increase, or was otherwise not included in, EBITDA in any prior period.
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party as determined in good faith by (A) in the case of amounts less than or equal to $3,000,000, a Senior Officer of the Company and (B) in the case of amounts greater than $3,000,000, the Board of Directors of the Company and set forth in an Officers’ Certificate delivered to the Trustee.
“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.
“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any Subsidiary Incurs, assumes, guarantees, redeems, repays, retires, discharges or extinguishes any Indebtedness (other than Indebtedness Incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes) or issues, repurchases or redeems Disqualified Stock or Preferred Stock, in each case, subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being

Exhibit 4.1

calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Fixed Charge Coverage Ratio Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence, assumption, guarantee, redemption, repayment, retirement, discharge or extinguishment of Indebtedness or such issuance, repurchase or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable test period.
If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a Officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.
“Fixed Charge Coverage Ratio Test” means that the Fixed Charge Coverage Ratio is not greater than 2.00 to 1.00 for the period of the four consecutive fiscal quarters ending on the last day of the most recent quarter for which financial statements have been delivered hereunder.
“Fixed Charges” means, with respect to any Person for any period, the sum of, without duplication:
(a)      consolidated interest expense of such Person and its Subsidiaries for such period to the extent such expense was deducted (and not added back) in computing Consolidated Net Income;
(b)      all cash dividends or other cash distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock during such period; and
(c)      all cash dividends or other cash distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.
“Funded Debt” means, with respect to any Person, any Indebtedness (other than Indebtedness described in clause (i) of the definition thereof) created, issued, Incurred, assumed or Guaranteed by such Person, whether secured or unsecured.
“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP, except that in the event the Company is acquired in a transaction that is accounted for using

Exhibit 4.1

purchase accounting, the effects of the application of purchase accounting shall be disregarded in such computations.
“Guarantee” means any obligation, contingent or otherwise, of any Person, directly or indirectly, guaranteeing any Indebtedness or other monetary obligations of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:
(a)      to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or
(b)      entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other monetary obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);
provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.
“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Agreement.
“Holder” means a Person in whose name a Security is registered on the Registrar’s books.
“Holders’ Representative” shall mean initially, Pacific Investment Management Company LLC and from time to time, a Person designated in writing to the Trustee and the Company by the Holders of a majority in principal amount of the outstanding Securities.
“Incur” means issue, create, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Person at the time it becomes a Subsidiary; and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing. Any Indebtedness issued at a discount (including Indebtedness on which interest is payable through the issuance of additional Indebtedness) shall be deemed incurred at the time of original issuance of the Indebtedness at the initial accreted amount thereof.
“Indebtedness” means, with respect to any Person on any date of determination (without duplication):
(a)      the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;
(b)      the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

Exhibit 4.1

(c)      the principal component of all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a Trade Payable or similar obligation to a trade creditor in each case incurred in the ordinary course of business and such obligation is satisfied within 30 days of Incurrence) other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (a) and (b) above and clause (e) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, to the extent drawn upon, such drawing is reimbursed no later than the fifth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit;
(d)      the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except Trade Payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto, except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligation until the amount of such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP;
(e)      Capitalized Lease Obligations of such Person (whether or not such items would appear on the balance sheet of the guarantor or obligor);
(f)      the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (but excluding any accrued dividends);
(g)      the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness shall be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons;
(h)      the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person (whether or not such items would appear on the balance sheet of the guarantor or obligor); and
(i)      to the extent not otherwise included in this definition, net Hedging Obligations of such Person (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such Hedging Obligation that would be payable by such Person at such time).
Notwithstanding the foregoing, the term “Indebtedness” shall not include the obligations by the Company or any of its Subsidiaries in respect of a PAPA.
The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon

Exhibit 4.1

the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided that contingent obligations arising in the ordinary course of business and not with respect to borrowed money of such Person or other Persons shall not be deemed to constitute Indebtedness. Notwithstanding the foregoing, money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to pre-fund the payment of interest on such Indebtedness shall not be deemed to be “Indebtedness” provided that such money is held to secure the payment of such interest.
“Interest Payment Date” means March 31, June 30, September 30 and December 31 of each year to stated maturity beginning December 31, 2014.
“Interest Rate Agreement” means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement with respect to exposure to interest rates as to which such Person is party or a beneficiary.
“Investment” in any Person means any direct or indirect advance, loan (other than advances or extensions of credit to customers in the ordinary course of business that are in conformity with GAAP recorded as accounts receivable on the balance sheet of the Company or its Subsidiaries) or other extensions of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that none of the following will be deemed to be an Investment:
(a)      Hedging Obligations entered into in the ordinary course of business and in compliance with this Indenture;
(b)      endorsements of negotiable instruments and documents in the ordinary course of business; and
(c)      an acquisition of assets, Capital Stock or other securities by the Company or a Subsidiary for consideration to the extent such consideration consists of Common Stock of the Company.
“Issue Date” means October 21, 2014.
“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any

Exhibit 4.1

jurisdiction in each case in the nature of security; provided that in no event shall an operating lease be deemed to constitute a Lien.
“Material Debt Facility” means commitments or Indebtedness under any Debt Facility of the Company or any Subsidiary Guarantor in an aggregate principal amount equal to or greater than $1.0 million.
“Model Home Unit” means a completed housing unit to be used as a model home in connection with the sale of housing units in a residential housing project.
“Net Worth” means, at a particular date, (a) Consolidated Tangible Assets as of such date, less (b) the total Indebtedness of the Company and its Subsidiaries on a consolidated basis as of such date.
“Officer” means the Chief Executive Officer, the President, the Chief Financial Officer, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Company or, in the event that a Person is a partnership or a limited liability company that has no such officers, a person duly authorized under applicable law by the general partner, managers, members or a similar body to act on behalf of such Person. Officer of any Subsidiary Guarantor has a correlative meaning.
“Officers’ Certificate” means a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company.
“Opinion of Counsel” means a written opinion from legal counsel who may be an employee of or counsel to the Company or a Subsidiary Guarantor or other counsel who is reasonably acceptable to the Trustee.
“PAPA” means an arrangement, other than with an Affiliate of the Company, which may be unsecured or secured by a Lien granted in conjunction with purchase contracts for the purchase of real estate and which provides for future payments due to the sellers of such real estate at the time of the sale of such real estate (or parts thereof) and which payments may be contingent on the sale price of such real estate (or parts thereof), which arrangement may include (a) adjustments to the land purchase price, (b) profit participations, (c) community marketing fees and community enhancement fees and (d) reimbursable costs paid by the land developer.
“Permitted Business” means any business conducted by the Company and its Subsidiaries on the date of this Indenture and any business reasonably related, ancillary or complimentary to, or reasonable extensions of, the business of the Company or any of its Subsidiaries on the date of this Indenture.
“Permitted Holders” means PICO Holdings, Inc. and its affiliates.
“Permitted Investment” means:
(a)    to the extent constituting an Investment, any acquisitions of real property otherwise permitted under this Indenture in and amount not in excess of $75,000,000 during any

Exhibit 4.1

fiscal year of the Company and not in excess of $150,000,000 in the aggregate at any time after the Issue Date, with unlimited additional acquisitions permitted to the extent funded with Subordinated Obligations or the proceeds of issuances of Equity Interests (other than Disqualified Stock);
(b)    an Investment (i) by the Company in any Subsidiary Guarantor and (ii) by any Subsidiary Guarantor in the Company or any other Subsidiary Guarantor;
(c)    any Investment by the Company or any Subsidiary in (i) another Person which will, upon the making of such Investment, become a Subsidiary Guarantor, including in connection with the formation of a Subsidiary, and (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or a Subsidiary Guarantor;
(d)    any Investment in cash and cash equivalents;
(e)      receivables owing to the Company or any Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Subsidiary deems reasonable under the circumstances;
(f)      loans or advances to employees, officers or directors of the Company or any Subsidiary of the Company in the ordinary course of business in an aggregate amount not in excess of $1 million outstanding at any one time;
(g)      Investments received in settlement of debts (including delinquent accounts and disputes) created in the ordinary course of business and owing to the Company or any Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization, workout, recapitalization or similar arrangement, including upon the bankruptcy or insolvency of a debtor or upon foreclosure, deed in lieu of foreclosure or other transfer of title;
(h)      Investments made as a result of the receipt of non-cash consideration from an Asset Disposition that was made pursuant to and in compliance with this Indenture;
(i)      Investments in existence, or made pursuant to binding commitments existing, on the Issue Date and identified on Schedule 2 to this Indenture and any modification, replacement, renewal or extension thereof (provided that the amount of the original Investment is not increased except by the terms of such Investment or as otherwise permitted by this Indenture);
(j)      Investments represented by Currency Agreements, Interest Rate Agreements, Commodity Agreements and related Hedging Obligations, which transactions or obligations are Incurred in compliance with Section 3.20;
(k)      Guarantees issued in accordance with Section 3.20 (including payments thereunder and Investments in respect thereof in lieu of such payments);

Exhibit 4.1

(l)      Guarantees by the Company or any of its Subsidiaries of operating leases (other than Capitalized Lease Obligations) or of other obligation that do not constitute Indebtedness, in each case entered into by the Company or any of its Subsidiaries in the ordinary course of business;
(m)      pledges or deposits permitted under the definition of Permitted Liens;
(n)      Investments made in connection with the funding of contributions under any non-qualified retirement plan or similar employee compensation plan in an amount not to exceed the amount of compensation expense recognized by the Company and its Subsidiaries in connection with such plans.
(o)      obligations (but not payments thereon) with respect to homeowners association obligations, community facility district bonds, metro district bonds, mello-roos bonds and subdivision improvement bonds and similar bonding requirements arising in the ordinary course of business of a homebuilder; and
(p)      Investments (i) constituting deposits, prepayments, advances or other credits (including trade credits) to suppliers, (ii) made in connection with obtaining, maintaining or renewing client and customer contracts or (iii) in the form of advances made to distributors, suppliers, licensors and licensees, in each case, in the ordinary course of business.
“Permitted Liens” means, with respect to any Person:
(a)      Liens securing Indebtedness and other obligations in an aggregate principal amount not to exceed the greater of $75.0 million and 30% of Consolidated Tangible Assets;
(b)      Liens on the property of the Company or any of its Subsidiaries in favor or at the request of the United States of America or any state of the United States, or any department, agency or instrumentality or political subdivision of the United States of America or any state of the United States (including Liens to secure indebtedness of the pollution control or industrial revenue bond type), in order to permit the Company or a Subsidiary to perform any contract or subcontract made by it with or at the request of any of the foregoing, or to secure partial, progress, advance or other payments pursuant to any tender, bid, contract, regulation or statute, or to secure any Indebtedness Incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such Liens;
(c)      Liens securing Indebtedness or other obligations of a Subsidiary owing to the Company or another Subsidiary;
(d)      [reserved];
(e)    Liens imposed by law, including landlords’, carriers’, warehousemen’s, mechanics’, suppliers’, materialmen’s and repairmen’s Liens, Incurred in the ordinary course of business;

Exhibit 4.1

(f)    Liens for taxes, fees or assessments or other governmental charges or levies on property owned by the Company or any of its Subsidiaries, if such taxes, fees, assessments (including penalties), other governmental charges or levies shall not at the time be due and payable, or if the same thereafter can be paid without penalty, or if the same are being contested in good faith;
(g)    Liens under industrial revenue, municipal, water, sewage, economic development or similar tax- advantaged financings (including bonds and loan agreements);
(h)      Liens to secure the performance of tenders, bids, statutory obligations, insurance, surety or appeal bonds, government contracts, leases, workers compensation obligations, performance bonds or other obligations of a like nature incurred in the ordinary course of business (including Indebtedness permitted under Section 3.20(b)(ii));
(i)    Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Obligation;
(j)    bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and cash equivalents on deposit in one or more accounts maintained by the Company or any Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such account are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements;
(k)    Liens securing the Securities or any Subsidiary Guarantee in favor of the Trustee;
(l)    Liens in favor of the Trustee under and as permitted by this Indenture and similar Liens in favor of other trustees, agents and representatives;
(m)      Liens existing on the Issue Date and identified on Schedule 3 to this Indenture and replacement Liens that do not encumber additional assets (other than improvements and accessions to such encumbered assets), unless such encumbrance is otherwise permitted;
(n)    Liens on assets of a Person existing at the time such Person is acquired or merged with or into or consolidated with the Company or any such Subsidiary (and not created in anticipation or contemplation thereof);
(o)      Liens on assets existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, provided that such Liens were not created in connection with, or in contemplation of, such acquisition;
(p)      Liens resulting from operation of law with respect to any judgments, awards or orders to the extent that such judgments, awards or orders do not cause or constitute an Event of Default;

Exhibit 4.1

(q)      pledges, deposits and other Liens existing under, or required to be made in connection with, (i) earnest money obligations, escrows or similar purpose undertakings or indemnifications in connection with any purchase and sale agreement, (ii) development agreements or other contracts entered into with governmental authorities (or an entity sponsored by a governmental authority), in connection with the entitlement of real property or (iii) agreements for the funding of infrastructure, including in respect of the issuance of community facility district bonds, metro district bonds, mello-roos bonds and subdivision improvement bonds, and similar bonding requirements arising in the ordinary course of business of a homebuilder;
(r)      Liens securing obligations of the Company or any Subsidiary to any third party in connection with PAPAs, any option, repurchase right or right of first refusal to purchase real property granted to the master developer or the seller of real property that arises as a result of the non-use or non-development of such real property by the Company or any Subsidiary and joint development agreements with third parties to perform and/or pay for or reimburse the costs of construction and/or development related to or benefiting property (and additions, accessions, improvements and replacements and customary deposits in connection therewith and proceeds and products therefrom) of the Company or any Subsidiary and property belonging to such third parties, in each case entered into in the ordinary course of business; provided that such Liens do not at any time encumber any property, other than the property (and additions, accessions, improvements and replacements and customary deposits in connection therewith and proceeds and products therefrom) financed by such Indebtedness and the proceeds and products thereof;
(s)      Liens on Model Home Units and additions, accessions, improvements and replacements and customary deposits in connection therewith and proceeds and products therefrom;
(t)      Liens in favor of a commodity, brokerage or security intermediary who holds a commodity, brokerage or a security account, as applicable, on behalf of the Company or a Subsidiary provided such Lien encumbers only the related account and the property held therein;
(u)      any interest or title of a lessor under a Capitalized Lease Obligation;
(v)      Liens deemed to exist by reason of (i) any encumbrance or restriction (including put and call arrangements) with respect to the Equity Interests or assets of any joint venture or similar arrangement pursuant to any joint venture or similar agreement or (ii) any encumbrance or restriction imposed under any contract for the sale by the Company or any Subsidiary of the Company of the Equity Interests of any Subsidiary of the Company, or any business unit or division of the Company or any Subsidiary permitted by this Indenture; provided that in each case such Liens shall extend only to the relevant Equity Interests;
(w)      easements, rights-of-way, dedications, covenants, conditions, restrictions, reservations, assessment district and other similar charges or encumbrances not materially interfering with the ordinary course of business of the Company and its Subsidiaries taken as a whole;

Exhibit 4.1

(x)      zoning restrictions, licenses, restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such real property in the ordinary course of business of the Company and its Subsidiaries taken as a whole or the value of such real property for the purpose of such business;
(y)      any right of first refusal, right of first offer, option, contract or other agreement to sell an asset; provided such sale is not otherwise prohibited under this Indenture; and
(z)      Liens on cash pledged to secure deductibles, retentions and other obligations to insurance providers in the ordinary course of business and liens securing insurance premium financing arrangements, provided that such Lien is limited to the applicable insurance contracts.
“Permitted Refinancing Indebtedness” means Indebtedness of the Company or a Subsidiary Guarantor issued in exchange for, or the proceeds from the issuance and sale or disbursement of which are used to refund, replace, renew, extend, redeem or refinance in whole or in part, any Indebtedness of the Company or any Subsidiary Guarantor (the “Refinanced Indebtedness”) in a principal amount (or if issued with original issue discount, an issue price) not in excess of the principal amount of the Refinanced Indebtedness (plus, in each case, the amount of any premium paid (including tender premiums), accrued and unpaid interest and the amount of expenses incurred by the Company or any Subsidiary Guarantor in connection with such repayment or amendment); provided that:
(a)      if the Refinanced Indebtedness was subordinated in right of payment to the Securities or the Subsidiary Guarantees, as the case may be, then such Refinancing Indebtedness, by its terms, is expressly subordinated in right of payment to the Securities or the Subsidiary Guarantees, as the case may be, at least to the same extent as the Refinanced Indebtedness and if the Refinanced Indebtedness was pari passu with the Securities or the Subsidiary Guarantees, as the case may be, then the Refinancing Indebtedness ranks pari passu with, or is expressly subordinated in right of payment to, the Securities or the Subsidiary Guarantees, as the case may be;
(b)      the Refinancing Indebtedness has a final stated maturity that is not earlier than the earlier of (i) the final stated maturity of the Refinanced Indebtedness being repaid or amended or (ii) the date that is 91 days after the stated maturity of the Securities; and
(c)      the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the final stated maturity of the Securities has a Weighted Average Life to Maturity that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being repaid that is scheduled to mature on or prior to the final stated maturity of the Securities.
“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision hereof or any other entity.

Exhibit 4.1

“Preferred Stock” means, as applied to the Capital Stock of any corporation, Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.
“QIB” means any “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).
“Record Date” for the interest payable on any applicable Interest Payment Date means the March 15, June 15, September 15 or December 15 (whether or not a Business Day) next preceding such Interest Payment Date.
“Restricted Investment” means an Investment other than a Permitted Investment.
“Restricted Securities Legend” means the Private Placement Legend set forth in clause (A) of Section 2.1(d).
“Sale and Leaseback Transaction” means the sale or transfer (except to the Company or one or more Subsidiaries of the Company) of any real property owned by the Company or any Subsidiary of the Company on a date which is more than 120 days after the later of (a) the date of acquisition of such real property or (b) the date on which construction of such real property shall have been completed and full operation of such real property shall have commenced, with the intention of leasing back such real property (except a lease for a term of no more than three years entered into with the intent that the use by the Company or such Subsidiary of such real property will be discontinued on or before the expiration of the three-year term).
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Securities Custodian” means the custodian with respect to the Global Security (as appointed by the Depositary), or any successor Person thereto and shall initially be the Trustee.
“Senior Officer” means the Chief Executive Officer, the President or the Chief Financial Officer of the Company.
“Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.
“Stated Maturity” means, with respect to any security, the date specified in the agreement governing or certificate relating to such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

Exhibit 4.1

“Subordinated Obligation” means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) that is subordinated or junior in right of payment to the Securities in form and substance reasonably satisfactory to the Holders’ Representative.
“Subsidiary” of any Person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of Voting Stock, (b) any partnership, joint venture limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (a) and (b), at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company. Notwithstanding anything to the contrary set forth herein, for purposes of this Indenture, UCP, LLC and its Subsidiaries shall be deemed to be Subsidiaries of UCP, Inc.
“Subsidiary Guarantee” means, individually, any Guarantee of payment of the Securities by a Subsidiary Guarantor pursuant to the terms of this Indenture or any supplemental indenture thereto, and, collectively, all such Guarantees.
“Subsidiary Guarantor” means (i) each Subsidiary of UCP, Inc. in existence on the Issue Date (other than Dormant Subsidiaries) and (ii) any other Subsidiary that provides a Subsidiary Guarantee after the Issue Date in accordance with this Indenture; provided that, upon release or discharge of such Subsidiary from its Subsidiary Guarantee in accordance with this Indenture, such Subsidiary shall cease to be a Subsidiary Guarantor.
“Test Period” in effect at any time means the Company’s most recently ended four fiscal quarters for which financial statements are available (as determined in good faith by the Company).
“Trade Payables” means, with respect to any Person, any accounts payable to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.
“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to the maturity date of the Securities; provided, however, that if the period from the redemption date to the maturity date of the Securities is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to the maturity date of the Securities is less than one year, the

Exhibit 4.1

weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.
“Trust Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, who shall have direct responsibility for the administration of this Indenture, or any other officer to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject.
“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means such successor.
“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.
“U.S. Government Obligations” means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the full and timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the Holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.
“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors, managers or trustees, as applicable, of such Person.
“Weighted Average Life to Maturity” when applied to any Indebtedness at any date, means the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (2) the then outstanding principal amount of such Indebtedness.

Exhibit 4.1

SECTION 1.2.  Other Definitions.

Term	Defined in Section
“actual knowledge”	7.2(g)
“Agent Members”	2.1(e)
“Authenticating Agent”	2.2
“Bankruptcy Law”	6.1
“Change of Control Offer”	3.3(b)
“Change of Control Payment”	3.3(b)(i)
“Change of Control Payment Date”	3.3(b)(ii)
“Company Order”	2.2
“Consolidated Tangible Assets Test”	3.18
“covenant defeasance option”	8.1(b)
“Custodian”	6.1
“Defaulted Interest”	2.11
“Definitive Securities”	2.1(f)
“Depository Legend”	2.1(d)
“ERISA Legend”	2.1(d)
“Event of Default”	6.1
“Exchange Date”	2.6(d)
“Global Security”	2.1(b)
“Guarantor Obligations”	10.1
“legal defeasance option”	8.1(b)
“Minimum Liquidity Test”	3.15
“Minimum Net Worth Test”	3.14
“Minimum Unlevered Asset Pool Test”	3.13
“Note Register”	2.3
“Notice of Default”	6.1
“Paying Agent”	2.3
“payment default”	6.1(vi)(A)
“Private Placement Legend”	2.1(d)
“protected purchaser”	2.7
“Redemption Date”	5.1
“Registrar”	2.3
“Resale Restriction Termination Date”	2.6(a)
“Restricted Global Security”	2.6(d)
“Restricted Payments”	3.19
“Securities”	Recitals
“Special Interest Payment Date”	2.11(a)
“Special Record Date”	2.11(a)
“Successor Company”	4.1(a)
“Successor Guarantor”	4.2(a)
“Unrestricted Global Security”	2.6(d)

Exhibit 4.1

SECTION 1.3.     Rules of Construction. Unless the context otherwise requires:
(a)      a term has the meaning assigned to it;
(b)      an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(c)      “or” is not exclusive;
(d)      “including” means including without limitation;
(e)      words in the singular include the plural and words in the plural include the singular;
(f)      unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;
(g)      references to sections of, or rules under, the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;
(h)      unless the context otherwise requires, any reference to an “Article,” “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Indenture; and
(i)      the words “herein,” “hereof” and “hereunder” and any other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision.

ARTICLE II

The Securities

SECTION 2.1.  Form, Dating and Terms.
(a)      The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is $75,000,000. The Securities issued on the date hereof shall be in an aggregate principal amount of $75,000,000. Furthermore, Securities may be authenticated and delivered upon registration or transfer, or in lieu of, other Securities pursuant to Section 2.6, 2.9, 2.11, 5.4 or 5.8 in connection with a Change of Control Offer pursuant to Section 3.5.
The Securities shall be known and designated as “8.5% Senior Notes due 2017” of the Company.

Exhibit 4.1

(b)      The Securities are being offered and sold by the Company pursuant to a Purchase Agreement, dated October 16, 2014, among the Company, the Subsidiary Guarantors, and Builder Advisor Group LLC. The Securities shall be resold only to QIBs and may thereafter be transferred only to QIBs.
Securities offered and sold to QIBs in the United States of America in reliance on Rule 144A shall be issued in the form of a permanent global Security substantially in the form of Exhibit A, which is hereby incorporated by reference and made a part of this Indenture, including appropriate legends as set forth in Section 2.1(d) (each, a “Global Security”), deposited with the Securities Custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Securities may be represented by more than one certificate, if so required by the Depositary’s rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of a Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.
The principal of (and premium, if any) and interest on the Securities shall be payable at the office or agency of the Company maintained for such purpose pursuant to Section 2.3; provided, however, that, at the option of the Company, each installment of interest may be paid through the Paying Agent by (i) check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Note Register or (ii) wire transfer to an account located in the United States maintained by the payee. Payments in respect of Securities represented by a Global Security (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by the Depositary. Payments in respect of Securities represented by Definitive Securities (including principal, premium, if any, and interest) held by a Holder of at least $5,000,000 aggregate principal amount of Securities represented by Definitive Securities shall be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).
The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage, in addition to those set forth on Exhibit A and in Section 2.1(d) (provided that the Securities may exclude any such legends set forth on Exhibit A or Section 2.1(d) as the Company may deem applicable). The Company shall approve the form of the Securities and any notation, endorsement or legend on them. Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibit A are part of the terms of this Indenture and, to the extent applicable, the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to be bound by such terms.
(c)      Denominations. The Securities shall be issuable only in fully registered form, without coupons, and only in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.
(d)      Restrictive Legends. Subject to Section 2.1(b):

Exhibit 4.1

(A) Each Security shall bear the following legend (the “Private Placement Legend”) on the face thereof:
“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.”
(B) The Global Securities shall bear the following legend (the “Depository Legend”) on the face thereof:
“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY

Exhibit 4.1

TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.”
(C) Each Security shall bear the following legend (the “ERISA Legend”):
“BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.”
(e)      Book-Entry Provisions.
(i)      This Section 2.1(e) shall apply only to Global Securities deposited with the Trustee, as custodian for the Depositary.
(ii)      Each Global Security initially shall (x) be registered in the name of the Depositary for such Global Security or the nominee of such Depositary, (y) be delivered to the Trustee as custodian for such Depositary and (z) subject to Section 2.1(b), bear legends as set forth in Section 2.1(d).
(iii)      Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes

Exhibit 4.1

whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a Holder of a beneficial interest in any Global Security.
(iv)      The registered Holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.
(v)      In connection with any transfer of a portion of the beneficial interest in a Global Security pursuant to subsection (f) of this Section 2.1 to beneficial owners who are required to hold Definitive Securities, the Trustee shall reflect on its books and records the date and a decrease in the principal amount of such Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Definitive Securities of like tenor and amount.
(vi)      In connection with the transfer of an entire Global Security to beneficial owners pursuant to subsection (f) of this Section 2.1, such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations.
(vii)      Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by (a) the Holder of such Global Security (or its agent) or (b) any Holder of a beneficial interest in such Global Security, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.
(f)      Definitive Securities. Except as provided below, owners of beneficial interests in Global Securities shall not be entitled to receive Definitive Securities. If required to do so pursuant to any applicable law or regulation, beneficial owners may obtain definitive securities (“Definitive Securities”) in exchange for their beneficial interests in a Global Security upon written request in accordance with the Depositary’s and the Registrar’s procedures. In addition, Definitive Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Security if (i) the Depositary notifies the Company that it is unwilling or unable to continue as depositary for such Global Security or the Depositary ceases to be a clearing agency registered under the Exchange Act, at a time when the Depositary is required to be so registered in order to act as Depositary, and in each case a successor depositary is not appointed by the Company within 90 days of such notice or, (ii) the Company executes and delivers to the Trustee and Registrar an

Exhibit 4.1

Officers’ Certificate stating that such Global Security shall be so exchangeable or (iii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary.
(g)      Any Definitive Security delivered in exchange for an interest in a Global Security pursuant to Section 2.1(e)(v) or (vi) shall, except as otherwise provided by paragraph (c) of Section 2.6, bear the applicable legend regarding transfer restrictions applicable to the Definitive Security set forth in Section 2.1(d).
(h)      In connection with the exchange of a portion of a Definitive Security for a beneficial interest in a Global Security, the Trustee shall cancel such Definitive Security, and the Company shall execute, and the Trustee shall authenticate and deliver, to the transferring Holder a new Definitive Security representing the principal amount not so transferred.
SECTION 2.2.  Execution and Authentication Two Officers shall sign the Securities for the Company by manual or facsimile signature. If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.
A Security shall not be valid until an authorized signatory of the Trustee manually authenticates the Security. The signature of the Trustee on a Security shall be conclusive evidence that such Security has been duly and validly authenticated and issued under this Indenture. A Security shall be dated the date of its authentication.
At any time after the execution and delivery of this Indenture, the Trustee shall authenticate and make available for delivery the Securities for original issue on the Issue Date in an aggregate principal amount of $75,000,000 upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company (the “Company Order”). Such Company Order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated.
The Trustee may appoint an agent (the “Authenticating Agent”) reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.
In case the Company or any Subsidiary Guarantor, pursuant to Article IV shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company or such Subsidiary Guarantor shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article IV, any of the Securities authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be

Exhibit 4.1

appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the successor Person, shall authenticate and deliver Securities as specified in such order for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 2.2 in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time outstanding for Securities authenticated and delivered in such new name.
SECTION 2.3.  Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange (the “Note Register”). The Company may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent and the term “Registrar” includes any co-registrar.
The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of each such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.6. The Company or any of its domestically incorporated Wholly-Owned Subsidiaries may act as Paying Agent, Registrar or transfer agent.
The Company initially appoints the Trustee as Registrar and Paying Agent for the Securities. The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of any appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Company and the Trustee.
The Company shall be responsible for making calculations called for under the Securities, including but not limited to determination of redemption price, premium, if any, and any additional amounts or other amounts payable on the Securities. The Company will make the calculations in good faith. The Company will provide a schedule of its calculations to the Trustee when requested by the Trustee, and the Trustee is entitled to rely conclusively on the accuracy of the Company’s calculations without independent verification. The Trustee shall forward the Company’s calculations to any Holder upon the written request of such Holder.
SECTION 2.4.  Paying Agent To Hold Money in Trust. By no later than 11:00 a.m. (New York City time) on the date on which any principal of, premium, if any, or interest on any Security is due and payable, the Company shall deposit with the Paying Agent a sum sufficient in

Exhibit 4.1

immediately available funds to pay such principal, premium, if any, or interest when due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal of, premium, if any, or interest on the Securities and shall notify the Trustee in writing of any default by the Company or any Subsidiary Guarantor in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 2.4, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Securities.
SECTION 2.5.  Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company, on its own behalf and on behalf of each of the Subsidiary Guarantors, shall furnish to the Trustee, in writing at least five Business Days before each Interest Payment Date or Special Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.
SECTION 2.6.  Transfer and Exchange.
(a)      Prior to the date which is one year after the later of the date of its original issue and the last date on which the Company or any Affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the “Resale Restriction Termination Date”), a transfer of a Security or a beneficial interest therein to a QIB shall be made upon the representation of the transferee in the form as set forth on the reverse of the Security that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.
(b)      Restricted Securities Legend. Upon the transfer, exchange or replacement of Securities not bearing a Restricted Securities Legend, the Registrar shall deliver Securities that do not bear a Restricted Securities Legend. Upon the transfer, exchange or replacement of Securities bearing a Restricted Securities Legend, the Registrar shall deliver only Securities that bear such Restricted Securities Legend unless there is delivered to the Registrar an Opinion of Counsel to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.
(c)      The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.1 or this Section 2.6. The Company shall have the

Exhibit 4.1

right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.
(d)      Exchange from Global Security Bearing Restricted Securities Legend to Global Security Not Bearing Restricted Securities Legend. To the extent permitted by law after the six-month anniversary of the Issue Date and upon compliance with the following procedures and applicable Depositary procedures, beneficial interests in a Global Security bearing the Restricted Securities Legend (a “Restricted Global Security”) may, at the Company’s sole discretion, be exchanged for beneficial interests in a Global Security not bearing the Restricted Securities Legend (an “Unrestricted Global Security”). In order to effect such exchange, the Company shall provide written notice to (i) the Depositary at least 15 calendar days prior to the date selected for the exchange (the “Exchange Date”), instructing DTC to exchange all of the outstanding beneficial interests in a particular Restricted Global Security to the Unrestricted Global Security, which the Company shall have previously otherwise made eligible for exchange with the DTC and (ii) to each Holder at such Holder’s address appearing in the register of Holders at least 15 calendar days prior to the Exchange Date, which notice must include (w) the Exchange Date, (x) the section of this Indenture pursuant to which the exchange shall occur, (y) the “CUSIP” number of the Restricted Global Security from which such Holder’s beneficial interests will be transferred and the (z) “CUSIP” number of the Unrestricted Global Security into which such Holder’s beneficial interests will be transferred. On or prior to the Exchange Date, the Company shall deliver to the Trustee for authentication one or more Unrestricted Global Securities, duly executed by the Company, in an aggregate principal amount equal to the aggregate principal amount of Restricted Global Security to be exchanged. At the Company’s request on no less than 20 calendar days’ notice prior to the Exchange Date, the Trustee shall deliver, in the Company’s name and at its expense, the exchange notice to each Holder at such Holder’s address appearing in the register of Holders. As a condition to any such exchange pursuant to this Section 2.6(d), the Trustee shall receive from the Company, and shall be entitled to rely upon conclusively without any liability, an Officers’ Certificate and an Opinion of Counsel stating that such transfer of beneficial interests to the Unrestricted Global Security shall be effected in compliance with this Indenture, the Securities Act and applicable law. The Company may request from Holders such information it reasonably determines is required in order to be able to deliver such Officers’ Certificate and Opinion of Counsel, including certification from Holders that they are not Affiliates of the Company and have not knowingly acquired their beneficial interests in the Restricted Global Security from any Affiliate of the Company. Upon such exchange of beneficial interests pursuant to this Section 2.6(d), the Registrar shall reflect on its books and records the date of such transfer and a decrease and increase, respectively, in the principal amount of the applicable Restricted Global Security and the Unrestricted Global Security, respectively, equal to the principal amount of beneficial interests transferred. Following any such transfer pursuant to this Section 2.6(d) of all of the beneficial interests in a Restricted Global Security, such Restricted Global Security shall be cancelled.
(e)      Retention of Written Communications. The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.1 or this Section 2.6 in accordance with its customary document retention procedures. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable prior written notice to the Registrar.

Exhibit 4.1

(f)      Obligations with Respect to Transfers and Exchanges of Securities.
(i)      To permit registrations of transfers and exchanges, the Company shall, subject to the other terms and conditions of this Article II, execute and the Trustee shall authenticate Definitive Securities and Global Securities at the Registrar’s request.
(ii)      No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require the Holder to pay a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charges payable upon exchange or transfer pursuant to Sections 3.5 or 9.4).
(iii)      The Registrar shall not be required to register the transfer of or exchange of any Security for a period beginning (1) 15 Business Days before delivery of a notice of an offer to repurchase Securities and ending at the close of business on the day of such delivery or (2) 15 Business Days before an Interest Payment Date or Special Interest Payment Date and ending on such Interest Payment Date or Special Interest Payment Date.
(iv)      Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of, premium, if any, and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.
(v)      All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.
(g)      No Obligation of the Trustee. (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in, the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities, or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice or the payment of any amount or delivery of any Securities (or other security or property) under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners. Neither the Trustee nor any Agent shall have the responsibility for any actions taken or not taken by the Depositary.

Exhibit 4.1

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
(h)      Affiliate Holders. By accepting a beneficial interest in a Global Security, any Person that is an Affiliate of the Company agrees to give notice to the Company, the Trustee and the Registrar of the acquisition and its Affiliate status.
SECTION 2.7.  Mutilated, Destroyed, Lost or Stolen Securities.
If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee, upon Company Order, shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met such that the Holder (a) notifies the Company and the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar has not registered a transfer prior to receiving such notification, (b) makes such request to the Company prior to the Company having notice that the Security has been acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Company and the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent and the Registrar, as applicable, from any loss which any of them may suffer if a Security is replaced, then, in the absence of notice to the Company, any Subsidiary Guarantor or the Trustee that such Security has been acquired by a protected purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.
In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.
Upon the issuance of any new Security under this Section 2.7, the Company may require that such Holder pay a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.
Every new Security issued pursuant to this Section 2.7 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, any Subsidiary Guarantor and any other obligor upon the Securities, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and

Exhibit 4.1

shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.
The provisions of this Section 2.7 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.
SECTION 2.8.  Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.8 as not outstanding. A Security does not cease to be outstanding in the event the Company or an Affiliate of the Company holds the Security except that the Company or an Affiliate of the Company shall not obtain voting rights with respect to such Security.
If a Security is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.
If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a Redemption Date, Change of Control Payment Date or maturity date money sufficient to pay all principal, premium, if any, and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed, repurchased or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.
SECTION 2.9.  Temporary Securities. In the event that Definitive Securities are to be issued under the terms of this Indenture, until such Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Securities. After the preparation of Definitive Securities, the temporary Securities shall be exchangeable for Definitive Securities upon surrender of the temporary Securities at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute, and the Trustee shall authenticate and make available for delivery in exchange therefor, one or more Definitive Securities representing an equal principal amount of Securities. Until so exchanged, the Holder of temporary Securities shall in all respects be entitled to the same benefits under this Indenture as a Holder of Definitive Securities.
SECTION 2.10.  Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such cancellation to the Company upon written request. The Company

Exhibit 4.1

may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation. The Trustee shall dispose of canceled Securities in accordance with its procedures for the disposition of canceled securities in effect as of the date of such disposition (subject to the record retention requirements of the Exchange Act).
At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, transferred, redeemed, repurchased or canceled, such Global Security shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, transferred in exchange for an interest in another Global Security, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the Note Register and on the Global Security and on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.
SECTION 2.11.  Payment of Interest; Defaulted Interest. Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Security (or one or more predecessor Securities) is registered at the close of business on the regular record date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section 2.3.
Any interest on any Security which is payable, but is not paid when the same becomes due and payable and such nonpayment continues for a period of 30 days shall forthwith cease to be payable to the Holder on the regular record date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Securities (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”) shall be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:
(a)The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date (not less than 30 days after such notice) of the proposed payment (the “Special Interest Payment Date”), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Company shall fix a record date (the “Special Record Date”) for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the Special Interest Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee of such Special Record Date, and in the name and at the expense of the Company, the

Exhibit 4.1

Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor to be given in the manner provided for in Section 11.1, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor having been so given, such Defaulted Interest shall be paid on the Special Interest Payment Date to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).
(b)The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.
Subject to the foregoing provisions of this Section 2.11, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.
SECTION 2.12.  Computation of Interest. Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.
SECTION 2.13.  CUSIP and ISIN Numbers.
The Company in issuing the Securities may use “CUSIP” and “ISIN” numbers (if then generally in use). The Trustee shall not be responsible for the use of CUSIP or ISIN numbers, and the Trustee makes no representation as to their correctness as printed on any Security or notice to Holders. The Company shall promptly notify the Trustee in writing of any change in the CUSIP or ISIN numbers. The Trustee may use “CUSIP” and “ISIN” numbers in notices as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Securities, and any such notice shall not be affected by any defect in or omission of such numbers.
ARTICLE III

Covenants

Exhibit 4.1

SECTION 3.1.  Payment of Securities. The Company shall promptly pay the principal of, premium, if any, and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal, premium, if any, and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal, premium, if any, and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.
The Company shall pay interest at the rate borne by the Securities plus 2.0% per annum (i) on any overdue payment of principal and (ii) during the period of time that any Event of Default has occurred and is continuing.
Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.
SECTION 3.2.  SEC Reports.
(a)    Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall provide to the Trustee, the Holders’ Representative and the registered Holders of the Securities, within 15 days of the time periods specified in the relevant forms:
(1)    all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s independent registered public accounting firm; and
(2)    all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.
For purposes of this Section 3.2(a), the Company shall be deemed to have provided the foregoing information to the Trustee and the registered Holders of the Securities as required by this Section 3.2(a) if (i) the Company has filed such reports with the SEC via the EDGAR filing system (or any successor system) and such reports are publicly available or (ii) the Company has posted such reports, documents and information on its website within the time periods specified by this covenant; provided, however, that, if not filed electronically with the SEC through EDGAR (or any successor system), the Company shall provide one copy of the foregoing to the Trustee (which may be sent electronically) and shall (upon request) provide additional copies of the foregoing to any Holder or prospective Holder.
Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including

Exhibit 4.1

the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates). The Trustee shall have no duty to search for or obtain any electronic or other filings that the Company makes with the SEC or posts on any website, regardless of whether such filings are periodic, supplemental or otherwise.
In addition, the Company and the Subsidiary Guarantors shall make available to the Holders and to prospective investors, upon the request of such Holders, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Securities are not freely transferable under the Securities Act. For purposes of this paragraph, the Company and the Subsidiary Guarantors shall be deemed to have furnished the reports to the Holders of Securities as required by this paragraph if (i) it has filed such reports with the SEC via the EDGAR filing system (or any successor system) and such reports are publicly available or (ii) it has posted such reports on its website.
(b)    In connection with the delivery of each of the quarterly and annual reports required by clause (a)(1) above, the Company shall include in each such report a statement that:
(1)     the Company is in compliance with each of the Minimum Unlevered Asset Pool Test, the Minimum Net Worth Test, the Consolidated Tangible Assets Test and the Minimum Liquidity Test as of the last day of the most recently completed fiscal quarter, in each case accompanied by reasonably detailed supporting calculations demonstrating such compliance;
(2)     no Default or Event of Default has occurred or if a Default or Event of Default has occurred, specify the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;
(3)     all Asset Dispositions made under Section 3.10 in the prior fiscal quarter were in compliance with the requirements of Section 3.10; and
(4)     any Restricted Payments made in the immediately preceding quarter complied in all respects with the requirements described Section 3.19.
SECTION 3.3.  Change of Control. If a Change of Control occurs, unless the Company has exercised its right to redeem all of the Securities as described under Section 5.1, each Holder shall have the right to require the Company to repurchase all or any part (equal to $2,000 or a larger integral multiples of $1,000) of such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount of the Securities plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date or Special Interest Payment Date falling prior to or on the repurchase date).
(a)      Within 30 days following any Change of Control, unless the Company has exercised its right to redeem all of the Securities as described under Section 5.1, the Company shall deliver a notice (the “Change of Control Offer”) to each Holder, with a copy to the Trustee, stating:

Exhibit 4.1

(i)    that a Change of Control Offer is being made and such Holder has the right to require the Company to purchase such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount of such Securities plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant Interest Payment Date or Special Interest Payment Date falling prior to or on the repurchase date) (the “Change of Control Payment”);
(ii)    the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is delivered) (the “Change of Control Payment Date”); and
(iii)    the procedures determined by the Company, consistent with this Indenture, that a Holder must follow in order to have its Securities repurchased.
(b)      On the Change of Control Payment Date, the Company shall, to the extent lawful:
(i)    accept for payment all Securities or portions of Securities (equal to $2,000 or larger integral multiples of $1,000) properly tendered pursuant to the Change of Control Offer; provided that if, following repurchase of a portion of a Security, the remaining principal amount of such Security outstanding immediately after such repurchase would be less than $2,000, then the portion of such Security so repurchased shall be reduced so that the remaining principal amount of such Security outstanding immediately after such repurchase is $2,000;
(ii)    deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities or portions of Securities so tendered; and
(iii)    deliver or cause to be delivered to the Trustee the Securities so accepted, together with an Officers’ Certificate stating the aggregate principal amount of Securities or portions of Securities being purchased by the Company.
(c)      The Paying Agent shall promptly deliver to each Holder of Securities so tendered the Change of Control Payment for such Securities, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any; provided that each such new Security shall be in a principal amount of $2,000 or larger integral multiples of $1,000.
(d)      The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.
(e)      The Company will not be required to make a Change of Control Offer upon a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer or (ii) a notice of redemption has been given

Exhibit 4.1

pursuant to Article V of this Indenture and the applicable redemption price has been deposited with the Trustee, unless and until there has been a default in the payment of the applicable redemption price. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.
(f)      The Company shall comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations thereunder in connection with the repurchase of Securities pursuant to this Section 3.3. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 3.3, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Indenture by virtue thereof.
SECTION 3.4.  Future Subsidiary Guarantors.
(a)       If, after the Issue Date, the Company or any Subsidiary of the Company shall acquire or create a Subsidiary, then the Company shall cause such Subsidiary to become a Subsidiary Guarantor by executing and delivering to the Trustee a supplemental indenture substantially in the form of Exhibit B to this Indenture pursuant to which such Subsidiary shall become a party to this Indenture as a Subsidiary Guarantor
(b)      The obligations of each Subsidiary Guarantor shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.
(c)      Each Subsidiary Guarantee shall be released in accordance with Article X subject, in each case, to the other provisions of this Indenture.

SECTION 3.5.  Maintenance of Office or Agency. The Company shall maintain an office or agency where the Securities may be presented or surrendered for payment, where, if applicable, the Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The corporate trust agency of the Trustee, which initially shall be located at the Corporate Trust Office, shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company shall give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

Exhibit 4.1

Notwithstanding the foregoing, no service of legal process on the Company or any Guarantor may be made at any office of the Trustee.
SECTION 3.6.  Money for Security Payments to Be Held in Trust. If the Company shall at any time act as its own Paying Agent, it shall, on or before each due date of the principal of (or premium, if any) or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of (or premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and shall promptly notify the Trustee in writing of its action or failure to so act.
Whenever the Company shall have one or more Paying Agents for the Securities, it shall, on or before each due date of the principal of (or premium, if any) or interest on any Securities, deposit with any Paying Agent a sum in same day funds (or New York Clearing House funds if such deposit is made prior to the date on which such deposit is required to be made) that shall be available to the Trustee by 11:00 a.m. New York City time on such due date sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee in writing of such action or any failure to so act.
The Company shall cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 3.6, that such Paying Agent shall:
(a)    hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;
(b)    give the Trustee written notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal (and premium, if any) or interest; and
(c)    at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.
The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.
Subject to applicable unclaimed property laws, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (or premium, if any) or interest on any Security and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company on Company

Exhibit 4.1

Order, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment to the Company, may at the expense of the Company cause to be published once, in a leading daily newspaper (if practicable, The Wall Street Journal (Eastern Edition)) printed in the English language and of general circulation in New York City, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication nor shall it be later than two years after such principal (or premium, if any) or interest shall have become due and payable, any unclaimed balance of such money then remaining shall be repaid to the Company.
SECTION 3.7.  Corporate Existence. Subject to Article IV, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership, limited liability company or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) and the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such existence, right, license or franchise, or the corporate, partnership, limited liability company or other existence of any of its Subsidiaries, if it shall be determined (in good faith by Senior Management) that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole.
SECTION 3.8.  Further Instruments and Acts. Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.
SECTION 3.9.  Statement by Officers as to Default. The Company shall deliver to the Trustee, within 30 days after the actual knowledge thereof, written notice in the form of an Officers’ Certificate of any Event of Default or any event which, with notice or the lapse of time or both, would constitute an Event of Default, which shall include their status and what action the Company is taking or proposing to take in respect thereof.

SECTION 3.10.  Asset Dispositions. The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, make any Asset Disposition unless:
(a)      the Company or such Subsidiary, as the case may be, receives consideration at the time of such Asset Disposition at least equal to 95.0% of the current book value of the assets sold or otherwise disposed of (provided that up to 5.0% of the current book value of the assets sold or otherwise disposed of per fiscal year can be in an amount not less than 90.0% of the current book value of such assets sold or otherwise disposed of); and
(b)      at least 75.0% of the consideration therefor received by the Company or such Subsidiary, as the case may be, is in the form of cash and Cash Equivalents; provided, that the

Exhibit 4.1

following items shall be deemed to be Cash Equivalents for purposes of this clause (b) and for no other purpose:
(i)      any liabilities (as shown on the Company’s or such Subsidiary’s most recent balance sheet or in the footnotes thereto) of the Company or such Subsidiary, other than liabilities that are by their terms subordinated to the Securities (or any Subsidiary’s Guarantee of the Securities), that (A) are assumed by the transferee of any such assets or (B) are otherwise cancelled or terminated in connection with the transaction (other than intercompany debt owed to the Company or its Subsidiaries) and, in the case of clause (A), for which the Company and all of its Subsidiaries have been validly released by all applicable creditors in writing;
(ii)      any securities, notes or other obligations or assets received by the Company or such Subsidiary from such transferee that are converted by the Company or such Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of such Asset Disposition; and
(iii)      the principal amount of Indebtedness of any Subsidiary that ceases to be a Subsidiary as a result of such asset disposition (other than intercompany debt owed to the Company or its Subsidiaries), to the extent that the Company and each other Subsidiary are released from any guarantee of payment of such Indebtedness in connection with such Asset Disposition.
SECTION 3.11.  Limitation on Liens. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien, other than Permitted Liens.
SECTION 3.12.  Limitation on Sale and Leaseback Transactions. The Company shall not, and shall not permit any of its Subsidiaries to, enter into a Sale and Leaseback Transaction except for Sale and Leaseback Transactions otherwise expressly permitted herein.
SECTION 3.13.  Maintenance of an Unlevered Asset Pool. The Company and its Subsidiaries on a consolidated basis shall at all times maintain Consolidated Tangible Assets not subject to any Liens (other than Liens of the type described in clauses (b), (c), (e), (f), (h), (i), (j), (t), (v), (w), (x) and (y) of the definition of Permitted Liens) in an amount not less than $50.0 million (the “Minimum Unlevered Asset Pool Test”).
SECTION 3.14.  Minimum Net Worth. The Company and its Subsidiaries on a consolidated basis shall at all times maintain a minimum Net Worth of at least $175.0 million (the “Minimum Net Worth Test”).
SECTION 3.15.  Minimum Liquidity. The Company and its Subsidiaries on a consolidated basis shall at all times maintain not less than $15.0 million in the form of unrestricted cash and/or Cash Equivalents (the “Minimum Liquidity Test”).

Exhibit 4.1

SECTION 3.16.  Limitation on Investments. The Company shall not make and shall not permit any of its Subsidiaries to make any Investments other than (a) Permitted Investments and (b) Restricted Investments made in compliance with Section 3.19.
SECTION 3.17.  Limitation on Land Acquisitions. The Company shall not make and shall not permit any of its Subsidiaries to make, except to the extent funded with Subordinated Obligations or the proceeds of issuances of Equity Interests (other than Disqualified Stock), any acquisitions of unimproved real property in excess of $75,000,000 during any fiscal year of the Company and in excess of $150,000,000 in the aggregate at any time after the Issue Date.
SECTION 3.18.  Reduction in Consolidated Tangible Assets. The Company shall not permit its Consolidated Tangible Assets to decrease by more than $25,000,000 in any fiscal year or more than $50,000,000 in the aggregate at any time after the Issue Date (the “Consolidated Tangible Assets Test”).
SECTION 3.19.  Limitation on Restricted Payments. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:
(a)      declare or pay any dividend or make any payment or distribution on account of the Company’s of a Subsidiary’s Equity Interests held by a Person other than the Company or a Subsidiary of the Company (in each case, solely in such Person’s capacity as holder of such Equity Interests), including any dividend, payment or distribution payable in connection with any merger, amalgamation or consolidation (in any case, other than dividends or distributions solely in the Company’s of a Subsidiary’s Equity Interests (other than Disqualified Stock);
(b)      purchase, redeem, defease or otherwise acquire or retire for value Equity Interests of the Company, any of its Subsidiaries or any direct or indirect parent company, including in connection with any merger, amalgamation or consolidation, in each case held by Persons other than the Company or a Subsidiary (other than in exchange for Equity Interests (other than Disqualified Stock) in the Company);
(c)      make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Obligations (excluding any intercompany Indebtedness between the Company and any Subsidiary Guarantor or among Subsidiary Guarantors); or
(d)      make any Restricted Investment;
(all such payments and other actions set forth in clauses (a) through (d) above being collectively referred to as “Restricted Payments”), unless, at the time of and immediately after giving effect to such Restricted Payment:
(i)      the ratio of Funded Debt to Consolidated Tangible Assets is less than or equal to 50%;

Exhibit 4.1

(ii)      the Company is not in material breach of a Material Debt Facility (for purposes of this clause (ii), a “material breach” is understood to mean a breach that enables the holders under such Material Debt Facility to accelerate the Indebtedness existing thereunder) immediately prior to and after giving pro forma effect to such Restricted Investment;
(iii)      immediately after giving effect to such transaction on a pro forma basis, the Company could incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio Test; and
(iv)      such Restricted Payment, together with the aggregate amount of all other Restricted Payments (including the Fair Market Value of any non cash amount) made by the Company and its Subsidiaries after the Issue Date (excluding Restricted Payments permitted by the next succeeding paragraph), is less than the sum (without duplication) of:

(A)
50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) beginning the first day of the fiscal quarter containing the Issue Date to the end of the most recently ended Test Period preceding such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100.0% of such deficit, plus

(B)
100% of the aggregate net cash proceeds received by the Company from the issuance and sale of its Equity Interests (other than (I) Disqualified Stock and Equity Interests issued or sold to a Subsidiary of the Company and (II) Equity Interests issues for the acquisition of unimproved real property otherwise permitted pursuant to the Indenture) after the Issue Date, plus

(C)
the net cash proceeds to the Borrower of any sales of Restricted Investments or any return of capital with respect to any Restricted Investment, in each case to the extent such Restricted Investments were made after the Issue Date.

This Section 3.19 shall not prohibit:
(1) so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, any Restricted Payment made in exchange for, or with the net cash proceeds from, the substantially concurrent sale of Equity Interests of the Company (other than any Disqualified Stock and Equity Interests issued or sold to a Subsidiary of the Company) or a substantially concurrent cash capital contribution received by the Company from its stockholders (with a sale or contribution being deemed substantially concurrent if such Restricted Payment occurs not more than 90 days after such sale or contribution); provided that the net cash proceeds from such sale or such cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded from clause (iv)(B) above;

Exhibit 4.1

(2) repurchases of Capital Stock deemed to occur upon exercise of stock options, warrants or stock appreciation rights if such Capital Stock represents a portion of the exercise price thereof and repurchases of Capital Stock deemed to occur upon the withholding of a portion of the Capital Stock granted or awarded to an employee of the Company or any of the Subsidiaries to pay for the taxes payable by such employee upon such grant or award;
(3) cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants or options or the conversion or exchange of other securities convertible into or exchangeable for Capital Stock of the Company;
(4) cash dividends or loans to any direct or indirect parent entity of the Company in amounts equal to fees and expenses (including franchise or similar taxes) required to maintain the legal existence of any direct or indirect parent entity of the Company;
(5) with respect to any taxable period ending after the Issue Date for which a UCP, LLC is a partnership or disregarded entity for U.S. federal income tax purposes, distributions to any direct or indirect parent of UCP, LLC in accordance with Section 5.6(b)(ii) of the LLC Agreement of UCP, LLC (without giving effect to any subsequent amendments, restatements, supplements or other modifications thereto) such that each direct or indirect owner of UCP, LLC receives an amount from such distributions sufficient to enable such owner to pay its U.S. federal, state and/or local income taxes (as applicable) attributable to its direct or indirect ownership of UCP, LLC and its Subsidiaries with respect to such taxable period (assuming that each owner is subject to tax at the highest combined marginal federal, state, and/or local income tax rate applicable to any owner for such taxable period and taking into account the deductibility of state and local income taxes for U.S. federal income tax purposes (and any limitations thereon); and
(6) cash payments to PICO Holdings, Inc. or its Affiliates pursuant to obligations under the Tax Receivable Agreement among the Company, UCP, LLC and PICO, dated as of July 23, 2013 (without giving effect to any subsequent amendments, restatements, supplements or other modifications thereto).
The amount of all Restricted Payments (other than cash) shall be the Fair Market Value (determined on the date of the Restricted Payment) of the assets proposed to be transferred or issued by the Company or any Subsidiary of the Company, as the case may be, pursuant to the Restricted Payment. For purposes of determining compliance with the provisions set forth in this covenant, in the event that a Restricted Payment or Permitted Investment meets the criteria of more than one of the types of Restricted Payments or Permitted Investments described above or the definitions thereof, the Company, in its sole discretion, may order and classify, and later reclassify, such Restricted Payment or Permitted Investment if it would have been permitted at the time such Restricted Payment or Permitted Investment was made and at the time of any such reclassification.
SECTION 3.20.  Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.

Exhibit 4.1

(a)      The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly Incur any Indebtedness, and the Company will not issue any shares of Disqualified Stock and will not permit any Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided, that the Company may Incur Indebtedness or issue shares of Disqualified Stock, and any Subsidiary may Incur Indebtedness, issue shares of Disqualified Stock and issue shares of Preferred Stock, if the ratio of Funded Debt to Consolidated Tangible Assets (calculated on a pro forma basis giving effect to any acquisition of cash, Cash Equivalents or assets, in each case, solely to the extent constituting Consolidated Tangible Assets occurring contemporaneously or substantially contemporaneously with the proposed Incurrence of Indebtedness) is less than or equal to 45%.
(b)      The foregoing limitations will not apply to:
(i)      the Incurrence by the Company and any Subsidiary of Indebtedness represented by the Securities and any Subsidiary Guarantee;
(ii)      Indebtedness Incurred by the Company or any of its Subsidiaries constituting reimbursement obligations with respect to letters of credit, bank guarantees, banker’s acceptances, warehouse receipts, or similar instruments issued or created in the ordinary course of business, including in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self‑insurance, unemployment insurance or other social security laws or similar legislation or regulation (including, but not limited to, in respect of deductibles, self‑ insured retention amounts and premiums and adjustments thereto) or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance, self‑insurance, unemployment insurance or other social security laws or similar legislation or regulation (including, but not limited to, in respect of deductibles, self‑insured retention amounts and premiums and adjustments thereto); provided, that upon the drawing of such letters of credit or the Incurrence of such Indebtedness, such obligations are reimbursed within 30 Business Days following such drawing or Incurrence;
(iii)      Indebtedness of the Company to a Subsidiary; provided, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Subsidiary ceasing to be a Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or another Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an Incurrence of such Indebtedness (to the extent such Indebtedness is then outstanding) not permitted by this clause (iii);
(iv)      Indebtedness of a Subsidiary to the Company or another Subsidiary; provided, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Subsidiary ceasing to be a Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or another Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an

Exhibit 4.1

Incurrence of such Indebtedness (to the extent such Indebtedness is then outstanding) not permitted by this clause (iv);
(v)      shares of Preferred Stock of a Subsidiary issued to the Company or another Subsidiary; provided, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Subsidiary ceasing to be a Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Company or another of its Subsidiaries or any pledge of such Capital Stock constituting a Permitted Lien) shall be deemed, in each case, to be an issuance of such shares of Preferred Stock (to the extent such Preferred Stock is then outstanding) not permitted by this clause (v);
(vi)      Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk with respect to any Indebtedness permitted to be Incurred under this Indenture, exchange rate risk or commodity pricing risk;
(vii)      obligations in respect of self‑insurance and obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Company or any of its Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with industry practice;
(viii)      Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, that such Indebtedness is extinguished or reimbursed in cash within ten Business Days of its Incurrence;
(ix)      any guarantee by the Company or a Subsidiary of Indebtedness or other obligations of any Subsidiary so long as the Incurrence of such Indebtedness Incurred by such Subsidiary is permitted under the terms of this Indenture;
(x)      to the extent constituting Indebtedness, customer deposits and advance payments (including progress payments) received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business;
(xi)      Indebtedness Incurred by the Company and a Subsidiary in connection with bankers’ acceptances, discounted bills of exchange or the discounting or factoring of receivables for credit management purposes, in each case Incurred or undertaken in the ordinary course of business on arm’s length commercial terms;
(xii)      Indebtedness of the Company or any of its Subsidiaries consisting of (A) the financing of insurance premiums or (B) take-or-pay obligations contained in supply arrangements in each case, Incurred in the ordinary course of business or consistent with industry practice;

Exhibit 4.1

(xiii)      Indebtedness of the Company or any of its Subsidiaries undertaken in connection with cash management, treasury services and related activities with respect to any Subsidiary or joint venture in the ordinary course of business;
(xiv)      the Incurrence by the Company or any of its Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease, discharge or refund, Indebtedness that was Incurred pursuant to subsection (a) above;
(xv)      Indebtedness representing deferred compensation or similar arrangements to future, present or former employees and officers of the Company and its Subsidiaries (and any direct or indirect parent thereof) in the ordinary course of business;
(xvi)      any Indebtedness outstanding on the Issue Date and identified on Schedule 4 to this Indenture and any Refinancing Indebtedness Incurred in respect thereof;
(xvii)      the Incurrence by the Company or any Subsidiary of Indebtedness to the extent that the net proceeds thereof are promptly deposited with the Trustee to redeem the Securities in full or to defease or to satisfy and discharge the Securities; provided that nothing in this clause (xvii) will modify the Company’s obligations under Section 3.3 or Section 5.1;
(xviii)      Indebtedness incurred in connection with a Sale and Leaseback Transaction of any Model Home Unit in an aggregate amount not to exceed $3 million at any time outstanding;
(xix)      obligations of the Company or any of its Subsidiaries under an agreement with any governmental authority, adjoining (or common masterplan) landowner or seller of real property, in each case entered into in the ordinary course of business in connection with the acquisition of real property, to entitle, develop or construct infrastructure thereupon; and
(xx)      Obligations for pledges of assets in respect of, and guarantees of, bond financings of political subdivisions or enterprises thereof in the ordinary course of business.
(c)      The Company shall not, and shall not permit any Subsidiary Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is contractually subordinated or junior in right of payment to any Indebtedness of the Company or such Subsidiary Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Securities or such Subsidiary Guarantor’s Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness solely by virtue of being unsecured or by virtue of being secured on junior Lien or priority basis. As of the Issue Date, the Company represents and warrants that it does not have any off-balance sheet joint ventures.
(d)      For purposes of determining compliance with this Section 3.20, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness

Exhibit 4.1

described in clauses (i) through (xx) of paragraph (b) above or under paragraph (a) above, the Company shall, in its sole discretion, without duplication, divide and classify such item of Indebtedness in any manner that complies with this covenant and shall only be required to include the amount and type of such Indebtedness in one of such clauses or pursuant to paragraph (a) above, and may re-classify any such item of Indebtedness from time to time among such clauses or paragraph (a) above, so long as such item meets the applicable criteria for such category. For the avoidance of doubt, Indebtedness may be classified as Incurred in part pursuant to one of the (i) through (xx) above, and in part under one or more other clauses or under paragraph (a) above. In addition, Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included.
SECTION 3.21.  FCPA.
(a)      None of the Company or any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA or any other applicable anti-corruption law; and the Company and its Subsidiaries have instituted and maintain policies and procedures designed to ensure continued compliance therewith.
(b)      No part of the proceeds of the Securities will be used, directly or indirectly, in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of the FCPA or any other applicable anti-corruption law.
(c)      The Company will maintain in effect policies and procedures designed to promote compliance by the Company, its Subsidiaries, and their respective directors, officers, employees, and agents with the FCPA and any other applicable anti-corruption laws.
ARTICLE IV

Successor Company and Successor Guarantor

SECTION 4.1.  When Company May Merge or Otherwise Dispose of Assets. The Company shall not consolidate with or merge with or into or wind up into (whether or not the Company shall be the surviving or continuing Person), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets, in one or more related transactions, to any Person unless:
(i)      if other than the Company, the resulting, surviving or transferee Person (the “Successor Company”) shall be a corporation or limited liability company organized and existing under the laws of the United States of America, any State of the United States, the District of Columbia or any territory of the United States;

Exhibit 4.1

(ii)      the Successor Company (if other than the Company) assumes pursuant to a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company under the Securities and this Indenture;
(iii)      immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;
(iv)      each Subsidiary Guarantor (unless it is the other party to the transactions above, in which case clause (i) shall apply) shall have by the terms of such supplemental indenture confirmed that its Subsidiary Guarantee shall apply to such Person’s obligations in respect of this Indenture and the Securities; and
(v)      the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture and an Opinion of Counsel stating that such supplemental indenture is its legal, valid and binding obligation.
(b)      Notwithstanding Section 4.1(a):
(i)      any Subsidiary may consolidate with, merge with or into or transfer all or part of its properties and assets to the Company or a Subsidiary Guarantor so long as no Capital Stock of the Subsidiary is distributed to any Person other than the Company or a Subsidiary Guarantor, and
(ii)      the Company may merge with an Affiliate of the Company solely for the purpose of reincorporating the Company in another jurisdiction to realize tax or other benefits; provided that, for purposes of clauses (i) and (ii) above, in the case of a Subsidiary that merges with or into the Company or a Subsidiary Guarantor, the Company shall not be required to comply with the preceding clauses (iv) or (v).
SECTION 4.2.  When a Subsidiary Guarantor May Merge or Otherwise Dispose of Assets.
(a)      In addition, the Company shall not permit any Subsidiary Guarantor to consolidate with or merge with or into or wind up into (whether or not the Subsidiary Guarantor shall be the surviving or continuing Person), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets, in one or more related transactions, to any Person (other than to the Company or another Subsidiary Guarantor), unless: if such entity remains a Subsidiary Guarantor, (i) (the resulting, surviving or transferee Person (the “Successor Guarantor”) shall be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States, the District of Columbia or any other territory of the United States; (ii) the Successor Guarantor, if other than such Subsidiary Guarantor, expressly assumes in writing by supplemental indenture, executed and

Exhibit 4.1

delivered to the Trustee, all the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee and this Indenture; (iii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Guarantor or any Subsidiary as a result of such transaction as having been Incurred by the Successor Guarantor or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; and (iv) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture and an Opinion of Counsel stating that such supplemental indenture is its legal, valid and binding obligation.
(b)      Notwithstanding the foregoing Section 4.2(a), any Subsidiary Guarantor may merge with or into or transfer all or part of its properties and assets to another Subsidiary Guarantor or the Company or merge with a Subsidiary of the Company solely for the purpose of reincorporating the Subsidiary Guarantor in a State of the United States or the District of Columbia.
SECTION 4.3.  Release from Obligations. The Company and a Subsidiary Guarantor, as the case may be, shall be released from its obligations under this Indenture and the Successor Company and the Successor Guarantor, as the case may be, shall succeed to, and be substituted for, and may exercise every right and power of, the Company or a Subsidiary Guarantor, as the case may be, under this Indenture, but, in the case of a lease of all or substantially all its assets, the predecessor Company will not be released from the obligation to pay the principal of and interest on the Securities and a Subsidiary Guarantor will not be released from its obligations under its Subsidiary Guarantee. The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture.
SECTION 4.4.  Disposition of Subsidiary Properties and Assets. For purposes of this Article IV, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

ARTICLE V

Redemption of Securities

SECTION 5.1.  Optional Redemption. Upon not less than 30 nor more than 60 days’ prior written notice, the Company may, at its option, redeem the Securities, in whole but not in part, at a redemption price equal to 100% of the principal amount of the Securities to be redeemed plus the Applicable Premium plus accrued and unpaid interest, if any, to, the date of redemption (the “Redemption Date”), subject to the rights of Holders of Securities on the relevant record date to receive interest due on the relevant Interest Payment Date or Special Interest Payment Date falling prior to or on the Redemption Date.

Exhibit 4.1

SECTION 5.2.  Mandatory Redemption. The Company shall not be required to make mandatory redemption payments or sinking fund payments with respect to the Securities.

SECTION 5.3.  Election to Redeem; Notice to Trustee.
If the Company elects to redeem Securities pursuant to Section 5.1, the Company shall furnish to the Trustee, on the date the notice of redemption is required to be delivered or caused to be delivered to Holders pursuant to Section 5.5 but not more than 60 days before a Redemption Date, an Officers’ Certificate setting forth (a) the paragraph or subparagraph of such Security and/or Section of this Indenture pursuant to which the redemption shall occur, (b) the Redemption Date, (c) the principal amount of the Securities to be redeemed, (d) the redemption price (or manner of calculation if not then known), (e) that such election has been duly authorized by all requisite corporate action on the part of the Company, (f) any applicable conditions precedent, and (g) that such notice complies with any applicable covenants or conditions precedent set forth in this Indenture. Any redemption may be cancelled by the Company upon written notice to the Trustee at any time prior to notice of redemption being sent to any Holder and thereafter shall be null and void. If the redemption price is not known at the time such notice is to be given, the actual redemption price, calculated as set forth herein, will be set forth in an Officers’ Certificate delivered to the Trustee no later than two Business Days prior to the Redemption Date.
SECTION 5.4.  Notice of Redemption.
Notice of redemption shall be given by the Company in the manner provided for in Section 11.1 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed. At the Company’s written request, the Trustee shall give notice of redemption in the Company’s name and at the Company’s expense; provided, however, that the Company shall deliver to the Trustee, at least 5 Business Days (or if the Securities are not Global Securities, 10 Business Days) before the notice of redemption is required to be delivered or sent or caused to be delivered to Holders (unless a shorter notice shall be agreed to by the Trustee), an Officers’ Certificate requesting that the Trustee give such notice at the Company’s expense and setting forth the information to be stated in such notice as provided in the following items; provided, further, notwithstanding to the contrary herein, that redemption notices may be delivered more than 60 days prior to a Redemption Date if the notice is issued in connection with Article VIII.
All notices of redemption shall state:
(a)      the Redemption Date;
(b)      the redemption price (or manner of calculation if not then known) and the amount of accrued interest to the Redemption Date payable as provided in Section 5.7, if any;
(c)      that on the Redemption Date the redemption price (and accrued interest, if any, to the Redemption Date payable as provided in Section 5.7) shall become due and payable upon each such Security to be redeemed, and, unless the Company defaults in making the redemption

Exhibit 4.1

payment, that interest on Securities called for redemption shall cease to accrue on and after said date;
(d)      the place or places where such Securities are to be surrendered for payment of the redemption price and accrued interest, if any;
(e)      the name and address of the Paying Agent;
(f)      that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;
(g)      the CUSIP number, if any, and that no representation is made as to the accuracy or correctness of the CUSIP number, if any, listed in such notice or printed on the Securities;
(h)      the paragraph or subparagraph of the Securities pursuant to which the Securities are to be redeemed; and
(i)      any conditions precedent described in reasonable detail.
Notice of any redemption may, at the discretion of the Company, be subject to one or more conditions precedent, including, but not limited to, completion of a securities offering or other financing transaction or other corporate transaction.
If any notice of redemption is subject to one or more conditions precedent, any such redemption may be rescinded in whole and not in part at any time prior to the close of business on the Business Day prior to the proposed Redemption Date if the Company delivers an Officers’ Certificate to the Trustee describing the failure of the condition in reasonable detail and rescinding the redemption. The Trustee shall promptly provide a copy of such Officers’ Certificate to the Holders upon direction from the Company.

SECTION 5.5.  Deposit of Redemption Price. Prior to 11:00 a.m. New York City time, on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.4) an amount of money sufficient to pay the redemption price of, and accrued interest on, all the Securities which are to be redeemed on that date.
SECTION 5.6.  Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the redemption price therein specified (together with accrued interest, if any, to the Redemption Date), subject to the failure of one or more conditions precedent and the delivery of an Officers’ Certificate to such effect, and from and after such date (unless the Company shall default in the payment of the redemption price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the redemption price, together with accrued interest, if any, to the Redemption Date (subject to the rights of Holders of record on the relevant record

Exhibit 4.1

date to receive interest due on the relevant Interest Payment Date or Special Interest Payment Date falling prior to or on the Redemption Date).
If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Securities.

SECTION 5.7.  Company May Acquire Securities.  Notwithstanding anything to the contrary contained in this Indenture, the Company or its Affiliates (or any Person acting on behalf of the Company or its Affiliates) may at any time and from time to time acquire the Securities by means other than redemption, including by tender offer, open market purchases, negotiated transactions or otherwise.
ARTICLE VI

Defaults and Remedies

SECTION 6.1.  Events of Default.
Each of the following is an event of default (an “Event of Default”):

(i)      default in any payment of interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days;
(ii)      default in the payment of the principal of or premium, if any, on any Security when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise;
(iii)      failure by the Company or any Subsidiary Guarantor to comply with its obligations under Article IV;
(iv)      a default in the observance or performance of the provisions of Section 3.2, 3.3, 3.4, 3.10, 3.11, 3.12, 3.13, 3.14, 3.15, 3.16, 3.17, 3.18, 3.19 or 3.20 (in each case, other than a failure to purchase Securities that will constitute an Event of Default under clause (ii) above) which default continues for a period of 60 days;
(v)      a default in the observance or performance of any other covenant or agreement contained in this Indenture which default continues for a period of 60 days after written notice specifying the default (and demanding that such default be remedied) from the Trustee or Holders of at least 25% of the outstanding principal amount of the Securities;
(vi)      a default by the Company or any of its Subsidiaries under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the

Exhibit 4.1

payment of which is guaranteed by the Company or any of its Subsidiaries), other than Indebtedness owed to the Company or a Subsidiary, whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, which default:
(A)is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness at its Stated Maturity or due date (after giving effect to any applicable grace periods) (“payment default”); or
(B)    results in the acceleration of such Indebtedness prior to its stated final, maturity;
and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated (and such acceleration has not been annulled or rescinded), aggregates $1.0 million or more;
(vii)      the Company or a Significant Subsidiary or group of Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Subsidiaries), would constitute a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law (as defined below):
(A)    commences a voluntary case or proceeding with respect to itself;
(B)    consents to the entry of an order for relief against it in an involuntary case or proceeding;
(C)    consents to the appointment of a Custodian (as defined below) of it or for substantially all of its property; or
(D)     makes a general assignment for the benefit of its creditors;
or takes any comparable action under any foreign laws relating to insolvency;
(viii)      a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(A)     is for relief against the Company or any Significant Subsidiary or a group of Subsidiaries that, taken together (as of the latest audited financial statements for the Company and its Subsidiaries), would constitute a Significant Subsidiary, in an involuntary case;
(B)     appoints a Custodian of the Company, any Significant Subsidiary or a group of Subsidiaries that, taken together (as of the latest audited financial statements for the Company and its Subsidiaries), would constitute a Significant Subsidiary, for any substantial part of its property; or

Exhibit 4.1

(C)     orders the winding up or liquidation of the Company, any Significant Subsidiary or a group of Subsidiaries that, taken together (as of the latest audited financial statements for the Company and its Subsidiaries), would constitute a Significant Subsidiary;
or any similar relief is granted under any foreign laws and the order, decree or relief remains unstayed and in effect for 90 days; or
(ix)      failure by the Company or any Significant Subsidiary or group of Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Subsidiaries), would constitute a Significant Subsidiary to pay final and nonappealable judgments aggregating in excess of $1.0 million (net of any amounts that are covered by insurance issued by a reputable and creditworthy insurance company (as determined in good faith by the Company) that has not denied coverage), which judgments are not paid, discharged or stayed for a period of 60 days after such judgment becomes final; or
(x)      any Subsidiary Guarantee of a Significant Subsidiary or group of Subsidiaries that taken together (as of the latest audited consolidated financial statements for the Company and its Subsidiaries) would constitute a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of this Indenture and the Subsidiary Guarantees) or is declared null and void in a judicial proceeding or any Subsidiary Guarantor that is a Significant Subsidiary or group of Subsidiary Guarantors that taken together (as of the latest audited consolidated financial statements of the Company and its Subsidiaries) would constitute a Significant Subsidiary denies in writing or disaffirms in writing its obligations under this Indenture or its Subsidiary Guarantee and the Company fails to cause the applicable Subsidiary or Subsidiaries, as the case may be, to rescind such denials or disaffirmations within 30 days, and in each case other than by reason of the termination or the release of any such Subsidiary Guarantee in accordance with the terms of this Indenture.
The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.
Notwithstanding the foregoing, a Default under clause (v) of this Section 6.1 shall not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Securities notify the Company (and the Trustee if given by Holders) in writing of the Default and the Company does not cure such Default within the time specified (if any) in the relevant clause after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”.
The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

Exhibit 4.1

SECTION 6.2.  Acceleration. If an Event of Default (other than an Event of Default described in Section 6.1(vii) or (viii)) occurs and is continuing, the Trustee by notice in writing specifying the Event of Default may, or the Holders of at least 25% of the outstanding principal amount of the Securities by written notice to the Company and the Trustee may, declare the principal of, premium (which for the avoidance of doubt, shall include the full amount of the Applicable Premium as of such date), if any, and accrued and unpaid interest, if any, on all the Securities to be due and payable. Upon such a declaration, such principal, premium (which for the avoidance of doubt, shall include the full amount of the Applicable Premium as of such date) and accrued and unpaid interest shall be due and payable immediately. In the event of a declaration of acceleration of the Securities because an Event of Default described in Section 6.1(a)(vi) has occurred and is continuing, the declaration of acceleration of the Securities shall be automatically annulled if the default triggering such Event of Default pursuant to Section 6.1(a)(vi) shall be remedied or cured by the Company or a Subsidiary or waived by the holders of the relevant Indebtedness within 20 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Securities would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium (which for the avoidance of doubt, shall include the full amount of the Applicable Premium as of such date) or interest on the Securities that became due solely because of the acceleration of the Securities, have been cured or waived. If an Event of Default described Section 6.1(a)(vii) or (viii) above occurs and is continuing, the principal of, premium (which for the avoidance of doubt, shall include the full amount of the Applicable Premium as of such date), if any, and accrued and unpaid interest on all the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.
SECTION 6.3.  Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities, this Indenture or the Subsidiary Guarantees.
The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.
SECTION 6.4.  Waiver of Past Defaults. The Holders of a majority in principal amount outstanding (including without limitation, by consents obtained in connection with a purchase of, or tender offer or exchange offer for the Securities) of the Securities or the Holders’ Representative by notice to the Trustee may waive an existing Default or Event of Default and its consequences (except a Default or Event of Default in the payment of the principal of, or premium (which for the avoidance of doubt, shall include the full amount of the Applicable Premium as of such date) or interest on, a Security) and rescind any such acceleration with respect to the Securities and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction, (2) all existing Events of Default, other than the nonpayment of the principal of, premium (which for the avoidance of doubt, shall include the full amount of the Applicable

Exhibit 4.1

Premium as of such date), if any, and interest on the Securities that have become due solely by such declaration of acceleration, have been cured or waived and (3) all amounts owing to the Trustee pursuant to this Indenture have been paid. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.
SECTION 6.5.  Control by Majority. The Holders of a majority in principal amount of the then outstanding Securities may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, the Securities or the Subsidiary Guarantees, or, subject to Sections 7.1 and 7.2, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action under this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses that might be caused by taking or not taking such action.
SECTION 6.6.  Limitation on Suits. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Securities unless:
(i)      such Holder gives to the Trustee written notice stating that an Event of Default is continuing;
(ii)      the Holders of at least 25% in outstanding principal amount of the Securities make a written request to the Trustee to pursue the remedy;
(iii)      such Holder or Holders offer to the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;
(iv)      the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and
(v)      the Holders of a majority in principal amount of the outstanding Securities do not give the Trustee a written direction that, in the opinion of the Trustee, is inconsistent with the request during such 60 day period.
A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.
SECTION 6.7.  Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium (if any) or interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Exhibit 4.1

SECTION 6.8.  Collection Suit by Trustee. If an Event of Default specified in Section 6.1(a)(i) or (ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.6.
SECTION 6.9.  Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its Subsidiaries or their respective creditors or properties and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.6. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.6 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. The Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ committee or other similar committee. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
SECTION 6.10.  Priorities. After an Event of Default, any money or property distributable in respect of the Company’s or any Subsidiary Guarantor’s obligations under this Indenture, or any money or property collected by the Trustee pursuant to this Article VI, shall be paid out or distributed in the following order:
(1)    to the Trustee and any predecessor Trustee and its agents and attorneys for amounts due under Section 7.6, including payment of all reasonable compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;
(2)    to Holders for amounts due and unpaid on the Securities for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium, if any, and interest, respectively; and
(3)    to the Company or to such party as a court of competent jurisdiction shall direct, including a Subsidiary Guarantor, if applicable.

Exhibit 4.1

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. Promptly after any record date is set pursuant to this Section 6.10, the Trustee shall cause notice of such record date and payment date to be given to the Company and to each Holder in the manner set forth in Section 11.1.
SECTION 6.11.  Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by the Company, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in outstanding principal amount of the Securities.
ARTICLE VII

Trustee

SECTION 7.1.  Duties of Trustee. If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs; provided that if an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under this Indenture, the Securities or the Subsidiary Guarantees at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense it might incur in connection with such request or direction.
(b)      Except during the continuance of an Event of Default:
(i)      the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(ii)      in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, the Securities or the Subsidiary Guarantees, as applicable. However, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture, the Securities or the Subsidiary Guarantees,

Exhibit 4.1

as the case may be (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
(c)      The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
(i)      this paragraph does not limit the effect of paragraph (b) of this Section 7.1;
(ii)      the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer or Trust Officers unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
(iii)      the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.
(d)      The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.
(e)      Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
(f)      No provision of this Indenture, the Securities or the Subsidiary Guarantees shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or in the exercise of any of its rights or powers, if an adequate indemnity against such risk or liability is not reasonably assured to it.
(g)      Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.1. The permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty of the Trustee. The Trustee shall not be required to give any bond or surety in respect of the performance of its powers or duties hereunder.
(h)      The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses (including reasonable attorneys’ fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction.
SECTION 7.2.  Rights of Trustee. (a)  The Trustee may conclusively rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond or any other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person or Persons. The Trustee need not investigate any fact or matter stated in the document.
(b)      Before the Trustee acts or refrains from acting, it may require and shall be entitled to receive an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not

Exhibit 4.1

be liable for any action it takes or omits to take in good faith in reliance on an Officers’ Certificate or Opinion of Counsel.
(c)      The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.
(d)      The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.
(e)      The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture, the Securities or the Subsidiary Guarantees shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder or under the Securities or the Subsidiary Guarantees in good faith and in accordance with the advice or opinion of such counsel.
(f)      The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond or other paper or document, or inquire as to the performance by the Company or the Subsidiary Guarantors of any of their covenants in this Indenture; but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.
(g)      The Trustee shall not be deemed to have knowledge of any Default or Event of Default except during (i) any period it is serving as Registrar and Paying Agent for the Securities, any Event of Default occurring pursuant to Section 6.1(a)(i) and 6.1(a)(ii), or (ii) any Default or Event of Default of which a Trust Officer shall have (A) received written notification from the Company or from the Holders of at least 25% of the outstanding principal amount of the Securities at the Corporate Trust Office of the Trustee and such notice references the Securities and this Indenture or (B) obtained “actual knowledge.” “Actual knowledge” shall mean the actual fact or statement of knowing by a Trust Officer without independent investigation with respect thereto.
(h)      In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(i)      The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be compensated, reimbursed and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, whether as Agent or otherwise, and each agent, custodian and other Person employed to act hereunder.

Exhibit 4.1

(j)      The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture.
(k)      Any request, demand, notice, or direction of the Company shall be sufficiently evidenced by an Officers’ Certificate or by a Company Order, or signed by a Company Officer, and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.
SECTION 7.3.  Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, the Subsidiary Guarantors or their Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. In addition, the Trustee shall be permitted to engage in transactions with the Company; provided, however, that if the Trustee acquires any conflicting interest (as defined in the Trust Indenture Act of 1939, as amended) the Trustee must (i) eliminate such conflict within 90 days of acquiring such conflicting interest, (ii) apply to the SEC for permission to continue acting as Trustee or (iii) resign. The Trustee shall not be responsible for any statement or recital herein or any statement in the Securities or in the Company’s Offering Memorandum dated October 16, 2014 or any other document in connection with the sale of the Securities or pursuant to this Indenture other than its certificate of authentication, and shall not be responsible for any rating on the Securities or any action or omission of any Rating Agency.
SECTION 7.4.  Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Securities or the Subsidiary Guarantees, it shall not be accountable for the Company’s use of the Securities or the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication or for the use or application of any funds received by any Paying Agent other than the Trustee.
SECTION 7.5.  Notice of Defaults. If a Default occurs and is continuing and if a Trust Officer has actual knowledge thereof, the Trustee shall deliver to each Holder notice of the Default within 90 days after it occurs.
SECTION 7.6.  Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation for its services as the parties shall agree in writing from time to time. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including, but not limited to, costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and delivering of notices to Holders and reasonable costs of counsel retained by the Trustee in connection with the delivery of an Opinion of Counsel or otherwise, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company and the Subsidiary Guarantors, jointly and severally, shall indemnify the Holders’ Representative, the

Exhibit 4.1

Trustee or any predecessor Holders’ Representative or Trustee in each of their capacities hereunder (including Paying Agent and Registrar), and each of their officers, directors, employees, counsel and agents, against any and all loss, damages, claims, liability or expense (including, but not limited to, reasonable attorneys’ fees and expenses) incurred by it in connection with the acceptance or the administration of this trust and the performance of its duties or exercise of its rights and powers hereunder and under the Securities or the Subsidiary Guarantees, including the costs and expenses of enforcing this Indenture (including this Section 7.6), the Securities and the Subsidiary Guarantees and of defending itself against any claims (whether asserted by any Holder, the Company or otherwise). The Trustee and the Holders’ Representative shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee or the Holders’ Representative to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee and the Holders’ Representative may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee or the Holders’ Representative through its own willful misconduct, negligence or bad faith (as determined by a court of competent jurisdiction), subject to the exceptions contained in Section 7.1(c).
To secure the Company’s and the Subsidiary Guarantors’ payment obligations in this Section 7.6, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of, premium, if any, and interest on particular Securities. The right of the Trustee to receive payment of any amounts due under this Section 7.6 shall not be subordinate to any other liability or indebtedness of the Company.
The Company’s payment obligations pursuant to this Section 7.6 and any lien arising hereunder shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.1(a)(vii) or (viii) with respect to the Company, the expenses are intended to constitute expenses of administration under any Bankruptcy Law.
“Trustee” for the purposes of this Section 7.6 shall include any predecessor Trustee and the Trustee in each of its capacities hereunder and each agent, custodian and other person employed to act hereunder; provided, however, that the negligence, bad faith, or willful misconduct of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.
SECTION 7.7.  Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor Trustee. The Company shall remove the Trustee if:
(i)      the Trustee fails to comply with Section 7.9;
(ii)      the Trustee is adjudged bankrupt or insolvent;
(iii)      a receiver or other public officer takes charge of the Trustee or its property; or

Exhibit 4.1

(iv)      the Trustee otherwise becomes incapable of acting.
If the Trustee resigns or is removed by the Company or by the Holders of a majority in principal amount of the outstanding Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.
A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall deliver a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.6.
If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of at least 10% in principal amount of the outstanding Securities may petition, at the Company’s expense, any court of competent jurisdiction for the appointment of a successor Trustee.
If the Trustee fails to comply with Section 7.9, unless the Trustee’s duty to resign is stayed, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
Notwithstanding the replacement of the Trustee pursuant to this Section 7.7, the Company’s and Subsidiary Guarantors’ obligations under Section 7.6 shall continue for the benefit of the retiring Trustee.
SECTION 7.8.  Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.
In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.
SECTION 7.9.  Eligibility; Disqualification. The Trustee shall have a combined capital and surplus of at least $50 million as set forth in its most recent filed annual report of condition.

Exhibit 4.1

SECTION 7.10.  Limitation on Duty of Trustee.
The Trustee shall not have any duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture, the Securities or the Subsidiary Guarantees by the Company, the Subsidiary Guarantors or any other Person.
ARTICLE VIII

Discharge of Indenture; Defeasance
SECTION 8.1.  Discharge of Liability on Securities; Defeasance. (a)  When (i) (x) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.7) for cancellation or (y) all outstanding Securities not theretofore delivered for cancellation have become due and payable whether at maturity or by reason of the making of a notice of redemption or otherwise, or will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of a notice of redemption pursuant to Article V by the Trustee in the name, and at the expense, of the Company, and the Company or any Subsidiary Guarantor irrevocably deposits or causes to be deposited with the Trustee, as trust funds in trust solely for the benefit of the Holders, money in U.S. dollars, U.S. Government Obligations, or a combination thereof, in such amounts as shall be sufficient without consideration of any reinvestment of interest to pay and discharge the entire Indebtedness on such Securities not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption; (ii) the Company has paid or caused to be paid all sums payable to the Trustee under this Indenture; (iii) no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit (other than a Default or Event of Default resulting from borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing) and the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument (other than this Indenture) to which the Company is a party or by which the Company is bound; and (iv) the Company has delivered irrevocable written instructions to the Trustee under this Indenture to apply the deposited money toward the payment of such Securities at maturity or the Redemption Date, as the case may be, then this Indenture (including the Subsidiary Guarantees) shall, subject to Section 8.1(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company (accompanied by an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with) and at the cost and expense of the Company.
(b)      Subject to Sections 8.1(c) and 8.2, the Company at its option and at any time may (i) terminate all the obligations of the Company and any Subsidiary Guarantor under the Securities, the Subsidiary Guarantees and this Indenture (“legal defeasance option”) or (ii) terminate (A) all obligations of any Subsidiary Guarantor under the Securities, the Subsidiary Guarantees and this Indenture and (B) the obligations of the Company and any Subsidiary under Section 3.2, 3.3, 3.4, 3.5, 3.6, 3.10, 3.11, 3.12, 3.13, 3.14, 3.15, 3.16, 3.17, 3.18, 3.19 and 3.20 and the Company

Exhibit 4.1

and the Subsidiaries may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant or provision, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or provision or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply with such covenants or provisions shall no longer constitute a Default or an Event of Default under Section 6.1(a)(iv), 6.1(a)(v), 6.1(a)(vi), 6.1(a)(vii) (only with respect to Significant Subsidiaries or a group of Subsidiaries that, taken together (as of the latest audited financial statements of the Company and its Subsidiaries), would constitute a Significant Subsidiary), 6.1(a)(viii) (only with respect to Significant Subsidiaries or a group of Subsidiaries that, taken together (as of the latest audited financial statements of the Company and its Subsidiaries), would constitute a Significant Subsidiary), 6.1(a)(ix) and 6.1(a)(x) (clause (ii) being referred to as the “covenant defeasance option”), but except as specified above, the remainder of this Indenture and the Securities shall be unaffected thereby. The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option or covenant defeasance option, the Subsidiary Guarantees in effect at such time shall terminate.
If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Section 6.1(a)(iv), 6.1(a)(v), 6.1(a)(vi), 6.1(a)(vii) (only with respect to Significant Subsidiaries or a group of Subsidiaries that, taken together (as of the latest audited financial statements of the Company and its Subsidiaries), would constitute a Significant Subsidiary), 6.1(a)(viii) (only with respect to Significant Subsidiaries or a group of Subsidiaries that, taken together (as of the latest audited financial statements of the Company and its Subsidiaries), would constitute a Significant Subsidiary), 6.1(a)(ix) and 6.1(a)(x).
Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.
(c)      Notwithstanding the provisions of Sections 8.1(a) and (b), the Company’s obligations in Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.8, 2.9, 2.10, 3.1, 6.7, 6.8, 7.1, 7.2, 7.6, 7.7, 8.1(b) (with respect to legal defeasance), 8.3, 8.4, 8.5 and 8.6 shall survive until the Securities have been paid in full. Thereafter, the Company’s obligations in Sections 6.7, 7.6, 8.4 and 8.5 shall survive.

SECTION 8.2.  Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:
(i)      the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, U.S. Government Obligations, or a combination of cash in U.S. dollars and U.S. Government Obligations, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium, if any, on the outstanding Securities issued

Exhibit 4.1

hereunder on the Stated Maturity or on the applicable Redemption Date, as the case may be, and the Company must specify whether the Securities are being defeased to maturity or to a particular Redemption Date;
(ii)      in the case of legal defeasance, the Company has delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions, (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders and beneficial owners of the Securities shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such legal defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;
(iii)      in the case of covenant defeasance, the Company has delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions, the Holders and beneficial owners of the Securities shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;
(iv)      such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;
(v)      no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the granting of any Liens securing such borrowings;
(vi)      the Company must deliver to the Trustee an Opinion of Counsel to the effect that, assuming, among other things, no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit and assuming that no Holder is an “insider” of the Company under U.S. federal bankruptcy law, after the 91st day following the deposit, the trust funds will not be subject to the effect of Section 547 of Title 11 of the United States Code;
(vii)      the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and
(viii)      the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent to the defeasance and discharge of

Exhibit 4.1

the Securities and this Indenture as contemplated by this Article VIII have been complied with.

SECTION 8.3.  Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article VIII. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of, premium, if any, and interest on the Securities.
SECTION 8.4.  Repayment to Company. Anything herein to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Order any money or U.S. Government Obligations held by it as provided in this Article VIII which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect legal defeasance or covenant defeasance, as applicable, provided that the Trustee shall not be required to liquidate any U.S. Government Obligations in order to comply with the provisions of this paragraph.
Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal of, premium, if any, or interest on the Securities that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors.
SECTION 8.5.  Indemnity for U.S. Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.
SECTION 8.6.  Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company and each Subsidiary Guarantor under this Indenture, the Securities and the Subsidiary Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Company or the Subsidiary Guarantors have made any payment of interest or premium, if any, on or principal of any Securities because of the reinstatement of its obligations, the Company or the Subsidiary Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

Exhibit 4.1

ARTICLE IX

Amendments

SECTION 9.1.  Without Consent of Holders. The Company, the Subsidiary Guarantors and the Trustee may supplement or amend this Indenture, the Securities and the Subsidiary Guarantees without notice to or consent of any Holder or the Holders’ Representative to:
(i)      cure any ambiguity, omission, defect or inconsistency;
(ii)      comply with (i) Article IV in respect of the assumption by a Successor Company of an obligation of the Company under this Indenture and the Securities and (ii) Article IV and Article X in respect of the assumption by a Person of the obligations of a Subsidiary Guarantor under its Subsidiary Guarantee and this Indenture;
(iii)      provide for uncertificated Securities in addition to or in place of certificated Securities (provided, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code);
(iv)      add Guarantees with respect to the Securities or to release a Subsidiary Guarantor from its obligations under its Subsidiary Guarantee or this Indenture and the Securities in accordance with the applicable provisions of this Indenture;
(v)      secure the Securities or any Subsidiary Guarantees or evidence the release, termination or discharge of any Subsidiary Guarantee of or Lien securing the Securities when such release, termination or discharge is permitted by, and made in accordance with, this Indenture;
(vi)      add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company or any Subsidiary Guarantor;
(vii)      make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the rights under this Indenture of any Holder in any material respect;
(viii)      comply with any requirement of the SEC in connection with the qualification of this Indenture under the Trust Indenture Act of 1939, as amended;
(ix)      provide for the appointment of a successor trustee; provided that the successor trustee is otherwise qualified and eligible to act as such under the terms of this Indenture;
(x)      make any amendment to the provisions of this Indenture relating to the transfer and legending of Securities as permitted by this Indenture, including to facilitate the issuance and administration of the Securities; provided, however, that (i) compliance

Exhibit 4.1

with this Indenture as so amended would not result in Securities being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Securities; or
(xi)      conform the text of this Indenture, the Securities or the Subsidiary Guarantees to any provision of the “Description of notes” Section of the Company’s Offering Memorandum dated October 16, 2014, relating to the initial offering of the Securities, to the extent that such provision in the “Description of notes” is intended to be a verbatim recitation of a provision of this Indenture, the Securities or the Subsidiary Guarantees as certified by the Company in an Officers’ Certificate.
After a supplement or amendment under this Section 9.1 becomes effective, the Company shall deliver to Holders a notice briefly describing such supplement or amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of a supplement or amendment under this Section 9.1.
SECTION 9.2.  With Consent of Holders. The Company, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture, the Securities and the Subsidiary Guarantees with the written consent of (i) the Holders of at least a majority in principal amount of the Securities then outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities) or (ii) the Holders’ Representative. Any past default, Default or noncompliance with the provisions of this Indenture, the Securities or the Subsidiary Guarantees (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on a Security (except in accordance with Section 6.4)) may be waived with the written consent of (i) the Holders of at least a majority in principal amount of the Securities then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities) or (ii) the Holders’ Representative. However, without the consent of each Holder of an outstanding Security affected, an amendment, supplement or waiver may not:
(i)       reduce the principal amount of Securities whose Holders must consent to an amendment;
(ii)      reduce the stated rate of or extend the stated time for payment of interest on any Security;
(iii)      reduce the principal of or extend the Stated Maturity of any Security;
(iv)      waive a Default or Event of Default in the payment of principal of, or in the payment of, or interest or premium, if any, on the Securities issued hereunder (except a rescission of acceleration of the Securities issued hereunder by the Holders of at least a majority in aggregate principal amount of the Securities issued hereunder with respect to a nonpayment default and a waiver of the payment default that resulted from such acceleration):

Exhibit 4.1

(v)      reduce the premium payable upon the redemption or repurchase of any Security or change the time at which any Security may or shall be redeemed or repurchased in accordance with Section 3.3 or Article V, whether through amendment or waiver of provisions in the covenants or otherwise; provided that amendments to the definition of “Change of Control” shall not require the consent of each Holder affected;
(vi)      make any Security payable in money other than that stated in the Security;
(vii)      impair the right of any Holder to receive payment of principal, premium, if any, and interest on such Holder’s Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities;
(viii)      make any change in the amendment provisions that require each Holder’s consent or in the waiver provisions that require each Holders consent;
(ix)      modify the Subsidiary Guarantees of any Significant Subsidiary or group of Subsidiary Guarantors that, taken together (as of the latest audited consolidated financial statements for the Company and its Subsidiaries) would constitute a Significant Subsidiary in any manner, taken as a whole, materially adverse to the Holders; or
(x)      release any Subsidiary Guarantor that is a Significant Subsidiary or group of Subsidiary Guarantors that, taken together (as of the latest audited consolidated financial statements for the Company and its Subsidiaries), would constitute a Significant Subsidiary from any of its obligations under its Subsidiary Guarantee or this Indenture, except in accordance with the terms of this Indenture.
It shall not be necessary for the consent of the Holders or the Holders’ Representative under this Section 9.2 to approve the particular form of any proposed amendment or supplement, but it shall be sufficient if such consent approves the substance thereof. A consent to any amendment, supplement or waiver under this Indenture by any Holder or the Holders’ Representative given in connection with the purchase of, or tender offer or exchange offer for, such Holder’s Security shall not be rendered invalid by such purchase, tender or exchange.
After an amendment or supplement under this Section 9.2 becomes effective, the Company shall deliver to Holders a notice briefly describing such amendment or supplement. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment or supplement under this Section 9.2.
SECTION 9.3.  Revocation and Effect of Consents and Waivers. A consent to an amendment, supplement or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it makes a change described in clauses

Exhibit 4.1

(i) through (x) of Section 9.2, in which case the amendment, supplement or waiver or other action shall bind each Holder who has consented to it and every subsequent Holder that evidences the same debt as the consenting Holder’s Securities. An amendment, supplement or waiver made pursuant to Section 9.2 shall become effective upon receipt by the Trustee of the requisite number of written consents.
The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall become valid or effective more than 120 days after such record date.
SECTION 9.4.  Notation on or Exchange of Securities. If an amendment or supplement changes the terms of a Security, the Company may require the Holder of the Security to deliver it to the Trustee. The Trustee at the direction of the Company may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment or supplement.
SECTION 9.5.  Trustee To Sign Amendments. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment, supplement or waiver does not, in the sole determination of the Trustee, adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing any amendment, supplement or waiver pursuant to this Article IX, the Trustee shall receive, and (subject to Section 7.1 and 7.2) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amendment, supplement or waiver is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Company and any Subsidiary Guarantors, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.3).

                      ARTICLE X

Subsidiary Guarantee

SECTION 10.1.  Subsidiary Guarantee. Subject to the provisions of this Article X, each Subsidiary Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary

Exhibit 4.1

obligor and not merely as surety, jointly and severally with each other Subsidiary Guarantor, to each Holder of the Securities, to the extent lawful, and the Trustee the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, and interest on the Securities and all other obligations and liabilities of the Company under this Indenture (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company or any Subsidiary Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and the obligations under Section 7.6) (all the foregoing being hereinafter collectively called the “Guarantor Obligations”). Each Subsidiary Guarantor agrees (to the extent lawful) that the Guarantor Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it shall remain bound under this Article X notwithstanding any extension or renewal of any Guarantor Obligation.
Each Subsidiary Guarantor waives (to the extent lawful) presentation to, demand of, payment from and protest to the Company of any of the Guarantor Obligations and also waives (to the extent lawful) notice of protest for nonpayment. Each Subsidiary Guarantor waives (to the extent lawful) notice of any default under the Securities or the Guarantor Obligations.
Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein constitutes a Guarantee of payment when due (and not a Guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Guarantor Obligations.
Except as set forth in Section 4.3, Section 10.2 or Article VIII, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Guarantor Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not (to the extent lawful) be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guarantor Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not (to the extent lawful) be discharged or impaired or otherwise affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder for the Guarantor Obligations or any of them; (e) the failure of any Holder to exercise any right or remedy against any other Subsidiary Guarantor; (f) any change in the ownership of the Company; (g) any default, failure or delay, willful or otherwise, in the performance of the Guarantor Obligations, or (h) any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.
Each Subsidiary Guarantor agrees that its Subsidiary Guarantee herein shall remain in full force and effect until payment in full of all the Guarantor Obligations or such Subsidiary

Exhibit 4.1

Guarantor is released from its Subsidiary Guarantee in compliance with Section 4.3, Section 10.2 or Article VIII. Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, premium, if any, or interest on any of the Guarantor Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Company or otherwise.
In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay any of the Guarantor Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Subsidiary Guarantor hereby promises to and shall forthwith pay, or cause to be paid, in cash, to the Trustee or the Trustee on behalf of the Holders an amount equal to the sum of (i) the unpaid amount of such Guarantor Obligations then due and owing and (ii) accrued and unpaid interest on such Guarantor Obligations then due and owing (but only to the extent not prohibited by law) (including interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Company or any Subsidiary Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding).
Each Subsidiary Guarantor further agrees that, as between such Subsidiary Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guarantor Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of its Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantor Obligations guaranteed hereby and (y) in the event of any such declaration of acceleration of such Guarantor Obligations, such Guarantor Obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantor for the purposes of this Subsidiary Guarantee.
Each Subsidiary Guarantor also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or the Holders in enforcing any rights under this Section 10.1.
Neither the Company nor the Subsidiary Guarantors shall be required to make a notation on the Securities to reflect any Subsidiary Guarantee or any release, termination or discharge thereof and any such notation shall not be a condition to the validity of any Subsidiary Guarantee.
SECTION 10.2.  Limitation on Liability; Termination, Release and Discharge. Any term or provision of this Indenture to the contrary notwithstanding, the obligations of each Subsidiary Guarantor hereunder shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally.

Exhibit 4.1

(a)      A Subsidiary Guarantee by a Subsidiary Guarantor shall automatically and unconditionally terminate and be discharged, and the Subsidiary Guarantor shall be automatically and unconditionally released and discharged from, all obligations under its Subsidiary Guarantee and under this Indenture and the Securities upon:
(i)      any direct or indirect sale, exchange, transfer or disposition (whether by merger, consolidation, disposition or otherwise) of (A) the Capital Stock of such Subsidiary Guarantor after which such Subsidiary Guarantor is no longer a Subsidiary or (B) all or substantially all the assets (other than by lease) of such Subsidiary Guarantor, in each case whether or not such Subsidiary Guarantor is the surviving Person in such transaction, to a Person which is not the Company or a Subsidiary, in each case so long as the sale, exchange, transfer or disposition does not violate Section 3.10; provided that to the extent such Subsidiary Guarantor is also an obligor under any Material Debt Facility, such Subsidiary Guarantor shall be relieved from its obligations under such Material Debt Facility upon consummation of such transaction (unless (i) such Subsidiary Guarantor is the primary borrower under such Material Debt Facility and (ii) neither the Company nor any other Subsidiary Guarantor will be obligated under such Material Debt Facility upon consummation of such transaction);
(ii)      the occurrence of legal defeasance or covenant defeasance or upon satisfaction and discharge of this Indenture, in each case pursuant to the provisions of Article VIII; or
(iii)      the merger or consolidation of such Subsidiary Guarantor with and into the Company or another Subsidiary Guarantor that is the surviving Person in such merger or consolidation, or upon the dissolution or liquidation of such Subsidiary Guarantor following the transfer of all of its assets to the Company or another Subsidiary Guarantor.
(b)      In the case of paragraph (a)(i) above, such Subsidiary Guarantor shall deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to such transaction have been complied with.
(c)      If the Subsidiary Guarantee of any Subsidiary Guarantor is deemed to be released or is automatically released, and the Company desires the Trustee to execute an instrument evidencing such release, then the Company shall deliver to the Trustee an Officers’ Certificate stating the identity of the released Subsidiary Guarantor, the basis for release, and that such release complies with this Indenture. At the request of the Company, and upon delivery to the Trustee of an Officers’ Certificate and an Opinion of Counsel stating that a Subsidiary Guarantor has been released and that execution by the Trustee of an appropriate instrument evidencing the release of such Subsidiary Guarantor from its Subsidiary Guarantee complies with this Indenture, the Trustee shall execute and deliver an appropriate instrument evidencing the release of such Subsidiary Guarantor from its Subsidiary Guarantee (it being understood that the failure to comply with this paragraph (c) shall not impair or have any effect upon any release of any Subsidiary Guarantee pursuant to the provisions of this Section 10.2).

Exhibit 4.1

SECTION 10.3.  Right of Contribution. Each Subsidiary Guarantor hereby agrees that to the extent that any Subsidiary Guarantor shall have paid more than its proportionate share of any payment made on the obligations under the Subsidiary Guarantees, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against the Company or any other Subsidiary Guarantor who has not paid its proportionate share of such payment. The provisions of this Section 10.3 shall in no respect limit the obligations and liabilities of each Subsidiary Guarantor to the Trustee and the Holders and each Subsidiary Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Subsidiary Guarantor hereunder.
SECTION 10.4.  No Subrogation. Notwithstanding any payment or payments made by each Subsidiary Guarantor hereunder, no Subsidiary Guarantor shall be entitled to be subrogated to any of the rights of the Trustee or any Holder against the Company or any other Subsidiary Guarantor or any collateral security or guarantee or right of offset held by the Trustee or any Holder for the payment of the Guarantor Obligations, nor shall any Subsidiary Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Subsidiary Guarantor in respect of payments made by such Subsidiary Guarantor hereunder, until all amounts owing to the Trustee and the Holders by the Company on account of the Guarantor Obligations are paid in full. If any amount shall be paid to any Subsidiary Guarantor on account of such subrogation rights at any time when all of the Guarantor Obligations shall not have been paid in full, such amount shall be held by such Subsidiary Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Subsidiary Guarantor, and shall, forthwith upon receipt by such Subsidiary Guarantor, be turned over to the Trustee in the exact form received by such Subsidiary Guarantor (duly indorsed by such Subsidiary Guarantor to the Trustee, if required), to be applied against the Guarantor Obligations.
SECTION 10.5.  Benefits Acknowledged. Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Subsidiary Guarantee are knowingly made in contemplation of such benefits.

ARTICLE XI

Miscellaneous

SECTION 11.1.  Notices. Any notice or communication shall be in writing and delivered in person, by facsimile or (if the applicable party has provided an e-mail address below) electronic transmission, by nationally recognized courier guaranteeing next day delivery, or mailed by first-class mail addressed as set forth below. Notices given by facsimile or electronic transmission shall be deemed given when the sender receives electronic notice thereof, notices given by next-day courier shall be deemed given the next day, notices given by publication shall be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, shall be deemed given five calendar days after mailing.

Exhibit 4.1

if to the Company or to any Subsidiary Guarantor:

UCP, Inc.
99 Almaden Boulevard
Suite 400
San Jose, California 95113
Attention: Chief Financial Officer
Facsimile No.: (408) 380-7983
E-mail: wlaherran@unioncommunityllc.com

With a copy to:
Sidley Austin LLP
One South Dearborn Street
Chicago
Illinois 60603
Attention: Kevin Blatchford
Facsimile No.: (312) 853-7036
if to the Trustee:

Wilmington Trust, National Association
50 South Sixth Street, Suite 1290
Minneapolis, Minnesota 55402
Attention: UCP Administrator
Fax No.: (612) 217-5651

if to the Holders’ Representative:

Pacific Investment Management Company LLC
650 Newport Center Drive
Newport Beach, CA 92660
Attention:  Qingxi Wang
Telephone:  (949) 720-6020
E-mail: qingxi.wang@pimco.com

Exhibit 4.1

With a copy to:

Ropes & Gray LLP
Prudential Tower
800 Boylston Street
Boston, MA 02199
Attention: Alyson Allen
Telephone:  (617) 951-7483
E-mail: alyson.allen@ropesgray.com

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.
Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.
Failure to deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is delivered in the manner provided above, it is duly given, whether or not the addressee receives it.
Notwithstanding anything else to the contrary contained herein, any notices required to be given to the Holders of Global Securities will be given to DTC in accordance with applicable DTC procedures.
SECTION 11.2.  Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture (except in connection with the original issuance of Securities on the date hereof), the Company shall furnish to the Trustee:
(i)      an Officers’ Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
(ii)      an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
SECTION 11.3.  Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:
(i)      a statement that the individual making such certificate or opinion has read such covenant or condition;
(ii)      a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

Exhibit 4.1

(iii)      a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(iv)      a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.
In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officers’ Certificate or on certificates of public officials.
SECTION 11.4.  When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, any Subsidiary Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Trust Officer of the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.
SECTION 11.5.  Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by, or a meeting of, Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.
SECTION 11.6.  Days Other than Business Days. If a payment date (whether for principal, premium, if any, interest, redemption price or any purchase requirement) is not a Business Day, payment shall be made on the next succeeding day that is a Business Day with the same force and effect as if made on he payment date, and no interest shall accrue for the intervening period. If a regular Record Date or Special Record Date is not a Business Day, such Record Date or Special Record Date shall not be affected.
SECTION 11.7.  Governing Law; Waiver of Jury Trial. This Indenture, the Securities and the Subsidiary Guarantees shall be governed by, and construed in accordance with, the laws of the State of New York. The Company, the Subsidiary Guarantors and the Trustee, and each Holder of a Security irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Indenture, the Securities, the Subsidiary Guarantees or any transaction contemplated thereby.
SECTION 11.8.  Severability Clause. In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.
SECTION 11.9.  No Recourse Against Others. An incorporator, director, officer, employee, stockholder or controlling person, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company or any Subsidiary Guarantor under the Securities, the Subsidiary Guarantees or this Indenture or for any claim based on, in respect of

Exhibit 4.1

or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.
SECTION 11.10.  Successors. All agreements of the Company and each Subsidiary Guarantor in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.
SECTION 11.11.  Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
SECTION 11.12.  Variable Provisions. The Company initially appoints the Trustee as Paying Agent and Registrar and Securities Custodian with respect to any Global Securities.
SECTION 11.13.  Table of Contents; Headings. The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.
SECTION 11.14.  Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 11.15.  U.S.A. Patriot Act
. The Company and each Subsidiary Guarantor acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may reasonably request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

Exhibit 4.1

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

UCP, INC.

By:/s/ William J. La Herran
Name: William J. La Herran
Title: Chief Financial Officer

UCP, LLC
Benchmark Builders North Carolina, LLC
Benchmark Clovis I, LLC
Benchmark Communities, LLC
Benchmark Harlan Ranch, LLC
Benchmark Madera I, LLC
Benchmark Soledad I, LLC
Benchmark West Dunne, LLC
BMC Almaden San Jose, LLC
BMC Babbs Creek Gilroy, LLC
BMC Carnation, LLC
BMC Cornerstone II Ripon, LLC
BMC Eagle Ridge, LLC
BMC East Garrison, LLC fka UCP Cerro Verde, LLC
BMC EG Bungalow, LLC
BMC EG Garden, LLC
BMC EG Grove, LLC
BMC EG Towns, LLC
BMC EG Village, LLC
BMC Freestone, LLC
BMC Heights, LLC
BMC HP, LLC
BMC MCITO, LLC
BMC Meadowood II, LLC
BMC Pine Ridge, LLC
BMC Promise Way, LLC
BMC Rancho Etiwanda, LLC
BMC Realty Advisors, Inc.
BMC Red Hawk, LLC fka Benchmark Cerro Verde, LLC
BMC Sagewood 40s, LLC
BMC Sagewood 60s, LLC
BMC Sagewood, LLC

Exhibit 4.1

BMC Shields Locan, LLC
BMC Stein, LLC
BMC Touchstone, LLC
BMC Willow Brook, LLC fka Benchmark Morgan Hill I, LLC
BMC WP, LLC
BMCH California, LLC
BMCH North Carolina, LLC
BMCH South Carolina, LLC
BMCH Tennessee, LLC
Builders BMC, Inc.
Fresno Land and Cattle Company, LLC
UCP Barclay II, LLC
UCP Barclay III, LLC
UCP Brandywine, LLC
UCP Chateau Grove, LLC
UCP Cochrane Morgan Hill, LLC
UCP Creekside Galt, LLC
UCP East Garrison, LLC
UCP Hillcrest Hollister, LLC
UCP Jackson Tower, LLC
UCP Jovita, LLC
UCP Kerman, LLC
UCP Meadowood III, LLC
UCP Meadowood, LLC
UCP Montecito, LLC
UCP Monterey Morgan Hill, LLC
UCP Poulsbo, LLC
UCP Quail Run, LLC
UCP Sagewood, LLC
UCP Santa Ana Hollister, LLC
UCP Soledad, LLC
UCP Tapestry, LLC
UCP Willow Brook, LLC
as Subsidiary Guarantors

By:/s/ William J. La Herran
Name: William J. La Herran
Title: Chief Financial Officer

Exhibit 4.1

WILMINGTON TRUST, NATIONAL ASSOCIATION
as Trustee

By:/s/ Timothy P. Mowdy
Name: Timothy P. Mowdy
Title: Administrative Vice President

Exhibit 4.1

EXHIBIT A
[FORM OF FACE OF NOTE]
[Applicable Restricted Securities Legend]
[Depository Legend, if applicable]
[ERISA Legend]

Exhibit 4.1

No. [___]                         Principal Amount $[______________],
as revised by the Schedule of Increases
and Decreases in the Global Security attached hereto
CUSIP NO. 90265Y AA4
UCP, INC.
8.5% Senior Note due 2017
UCP, Inc., a Delaware corporation, promises to pay to [___________], or registered assigns, the principal sum of [__________________] Dollars, as revised by the Schedule of Increases and Decreases in the Global Security attached hereto, on October 21, 2017.
Interest Payment Dates: March 31, June 30, September 30 and December 31.
Record Dates: March 15, June 15, September 15 and December 15.
Additional provisions of this Security are set forth on the other side of this Security.
UCP, INC.
By:
By:
TRUSTEE’S CERTIFICATE OF
AUTHENTICATION
WILMINGTON TRUST, NATIONAL ASSOCIATION
as Trustee, certifies
that this is one of
the Securities referred
to in the Indenture.

By
Authorized Signatory                        Date:

Exhibit 4.1

[FORM OF REVERSE SIDE OF NOTE]
8.5% Senior Note due 2017

1.	Interest
UCP, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above.
The Company shall pay interest quarterly on March 31, June 30, September 30 and December 31 of each year, with the first interest payment to be made on December 31, 2014. Interest on the Securities shall accrue from the most recent date to which interest has been paid on the Securities or, if no interest has been paid, from October 21, 2014. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest at the rate borne by the Securities plus 2.0% per annum (i) on any overdue payment of principal and (ii) during the period of time that any Event of Default has occurred and is continuing.

2.	Method of Payment
By no later than 11:00 a.m. (New York City time) on the date on which any principal of, premium, if any, or interest on any Security is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, and/or interest. The Company shall pay interest (except Defaulted Interest) to the Persons who are registered Holders of Securities at the close of business on the March 15, June 15, September 15 and December 15 next preceding the Interest Payment Date even if Securities are cancelled, repurchased or redeemed after the record date and on or before the Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Securities represented by a Global Security (including principal, premium, if any, and interest) shall be made by the transfer of immediately available funds to the accounts specified by the Depositary. The Company shall make all payments in respect of a Definitive Security (including principal, premium, if any, and interest) through the Paying Agent by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $5,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.	Paying Agent and Registrar
Initially, Wilmington Trust, National Association, duly organized and existing under the laws of the United States of America and having a corporate trust office in 50 South Sixth Street, Suite 1290, Minneapolis, Minnesota 55402 (“Trustee”), shall act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Holder. The Company or any of its domestically incorporated Wholly-Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

Exhibit 4.1

4.	Indenture
The Company issued the Securities under an Indenture dated as of October 21, 2014 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”), among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture for a statement of those terms. To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
The Securities are senior unsecured obligations of the Company. The aggregate principal amount of Securities which may be authenticated and delivered under the Indenture is $75,000,000. This Security is one of the 8.5% Senior Notes due 2017 referred to in the Indenture. The Indenture, among other things, contains covenants limiting or restricting the ability of the Company and its Subsidiaries to incur additional indebtedness, pay dividends and make certain investments and other restricted payments, acquire unimproved real property, incur certain liens, transfer or sell assets and merger or consolidate or sell all or substantially all of the Company’s consolidated assets. The Indenture also contains provisions requiring the Company to maintain a certain amount of consolidated assets not subject to liens securing indebtedness, a minimum net worth, a minimum amount of cash and/or cash equivalents and a certain amount of consolidated tangible assets. In addition, the Indenture imposes requirements with respect to the provision of financial information.

5.	Guarantee
To guarantee the due and punctual payment of the principal, premium, if any, and interest (including post-filing or post-petition interest) on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Subsidiary Guarantors have unconditionally guaranteed (and future guarantors, together with the Subsidiary Guarantors, shall unconditionally Guarantee), jointly and severally, such obligations on a senior, unsecured basis pursuant to the terms of the Indenture, provided, however, that such Guarantees shall be released under certain conditions, including upon the sale of the equity interests in a Subsidiary or the sale of all or substantially all of the assets of a Subsidiary, upon discharge of the Indenture or upon consummation of legal defeasance or covenant defeasance and in connection with certain mergers or consolidations.

6.	Redemption
(a)    Upon not less than 30 nor more than 60 days’ prior written notice, the Company may, at its option, redeem the Securities, in whole but not in part, at a redemption price equal to 100% of the principal amount of the Securities to be redeemed plus the Applicable Premium plus accrued and unpaid interest, if any, to, the date of redemption (the “Redemption Date”), subject to the rights of Holders of Securities on the relevant record date to receive interest due on the relevant Interest Payment Date or Special Interest Payment Date falling prior to or on the Redemption Date.
“Applicable Premium” means, with respect to a Security on any date of redemption or acceleration, as calculated by the Company, the greater of:
(1)    1.0% of the principal amount of such Security; and

Exhibit 4.1

(2)    the excess, if any, of (a) the present value as of such date of redemption of all required interest payments due on such Security through the maturity date of the Securities (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Treasury Rate as of such date of redemption plus 50 basis points, over (b) the then-outstanding principal of such Security.
“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to the maturity date of the Securities; provided, however, that if the period from the redemption date to the maturity date of the Securities is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to the maturity date of the Securities is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.
(b)    Notice of any redemption may, at the discretion of the Company, be subject to one or more conditions precedent, including, but not limited to, completion of a securities offering or other financing transaction or other corporate transaction.
(c)    Any redemption pursuant to this paragraph 6 shall be made pursuant to the provisions of Section 5.3 through 5.8 of the Indenture.

7.	Mandatory Redemption
The Company shall not be required to make mandatory redemption payments or sinking fund payments with respect to the Securities.

8.	Put Provisions
Upon the occurrence of a Change of Control, unless the Company has exercised its right to redeem all of the Securities as described in paragraph 6, above, each Holder shall have the right to require the Company to repurchase all or any part (equal to $2,000 or a larger integral multiples of $1,000) of such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date or Special Interest Payment Date falling prior to or on the purchase date) as provided in, and subject to the terms of, the Indenture.

9.	Denominations; Transfer; Exchange
The Securities are in registered form without coupons in denominations of principal amount of $2,000 and whole multiples of $1,000 in excess thereof. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents to the Company and the Trustee and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities for a period beginning 15 Business Days before an Interest Payment Date and ending on such Interest Payment Date.

Exhibit 4.1

10.	Persons Deemed Owners
The registered Holder of this Security may be treated as the owner of it for all purposes.

11.	Unclaimed Money
If money for the payment of the principal of or premium, if any, or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.	Discharge and Defeasance
Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Securities, the Subsidiary Guarantees and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

13.	Amendment, Waiver
Subject to certain exceptions set forth in the Indenture, (i) the Indenture, the Securities and the Subsidiary Guarantees may be amended with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities) or the Holders’ Representative and (ii) any Default or Event of Default (other than (x) with respect to nonpayment or (y) in respect of a provision that cannot be amended without the written consent of each Holder affected) or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the Securities then outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities) or the Holders’ Representative. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder or the Holders’ Representative, the Company, the Subsidiary Guarantors and the Trustee may supplement or amend the Indenture, the Securities and the Subsidiary Guarantees to, among other things, cure any ambiguity, omission, defect or inconsistency, or to comply with Article IV or Article X of the Indenture in respect of the assumption by a successor Company of an obligation of the Company under the Indenture or by a successor Subsidiary Guarantor of obligations under a Subsidiary Guarantee, to provide for uncertificated Securities in addition to or in place of certificated Securities, to add Guarantees with respect to the Securities, to secure the Securities or any Subsidiary Guarantee, to release a Subsidiary Guarantor in accordance with the Indenture, to add additional covenants or surrender rights and powers conferred on the Company, to make any change that does not adversely affect the rights under the Indenture of the Holders in any material respect or to conform the text of the Indenture, the Securities or the Subsidiary Guarantees to the “Description of Notes” section of the Offering Memorandum dated October 16, 2014 in certain cases.

14.	Defaults and Remedies
Under the Indenture, Events of Default include, without limitation: (i) default for 30 days in payment of interest when due on the Securities; (ii) default in payment of the principal of or premium, if any, on the Securities at Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise; (iii) failure by the Company or any Subsidiary Guarantor to comply with its obligations under Article IV of the Indenture, (iv) failure by the Company or any Subsidiary Guarantor to comply with certain other provisions or agreements in

Exhibit 4.1

the Indenture and the Securities, subject in certain cases to notice and/or lapse of time; (v) certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary; and (vi) the failure of any Subsidiary Guarantee entered into by a Subsidiary Guarantor which is a Significant Subsidiary or group of Subsidiaries that taken together would constitute a Significant Subsidiary, to be in full force and effect (except as contemplated thereby) or any denial or disaffirmation thereof.
If an Event of Default occurs and is continuing, the Trustee or Holders of at least 25% in aggregate principal amount of the outstanding Securities then outstanding may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which shall result in the Securities being due and payable immediately upon the occurrence of such Events of Default.
Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to the Trustee. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power.

15.	Trustee Dealings with the Company
Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.	No Recourse Against Others
A director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company or any Subsidiary Guarantor under the Securities, the Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

17.	Authentication
This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Security.

18.	Abbreviations
Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

19.	CUSIP Numbers
Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers placed thereon.

Exhibit 4.1

20.	Governing Law
This Security shall be governed by, and construed in accordance with, the laws of the State of New York.
The Company shall furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:
UCP, Inc.
99 Almaden Boulevard
Suite 400
San Jose, California 95113
Attention: Corporate Secretary

Exhibit 4.1

ASSIGNMENT FORM
To assign this Security, fill in the form below:
I or we assign and transfer this Security to
___________________________________________________
(Print or type assignee’s name, address and zip code)
________________________________________
(Insert assignee’s soc. sec. or tax I.D. No.)
and irrevocably appoint ___________agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:____________________        Your Signature:___________________
Signature Guarantee:______________________________
(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Security.
The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.
The undersigned hereby certifies that it
is /
is not an Affiliate of the Company and that, to its knowledge, the proposed transferee is /
is not an Affiliate of the Company.
In connection with any transfer or exchange of any of the Securities evidenced by this certificate occurring prior to the date that is one year after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being:
CHECK ONE BOX BELOW:

1	acquired for the undersigned’s own account, without transfer; or

2	transferred to the Company or any Subsidiary thereof; or

3	transferred pursuant to and in compliance with Rule 144A under the

4	Securities Act of 1933, as amended (the “Securities Act”); or

Exhibit 4.1

5	transferred pursuant to another available exemption from the registration

6	requirements of the Securities Act of 1933.
Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (4) is checked, the Trustee or the Company may require, prior to registering any such transfer of the Securities, in their sole discretion, such legal opinions, certifications and other information as the Trustee or the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.
______________________________
Signature
Signature Guarantee:
_________________________            ______________________________
(Signature must be guaranteed)            Signature
____________________________________________________________
The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.
TO BE COMPLETED BY PURCHASER IF (1) OR (3) ABOVE IS CHECKED.
The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.
Dated:                    NOTICE: To be executed by an executive officer

Exhibit 4.1

[TO BE ATTACHED TO GLOBAL SECURITIES]
SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY
The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

Exhibit 4.1

[OPTION OF HOLDER TO ELECT PURCHASE]
If you want to elect to have this Security purchased by the Company pursuant to Section 3.3 of the Indenture, check the box:

If you want to elect to have only part of this Security purchased by the Company pursuant to 3.3 of the Indenture, state the amount in principal amount (must be in denominations of $2,000 or an integral multiple of $1,000 in excess thereof): $
Date: _______________     Your Signature: _________________________
(Sign exactly as your name appears on the other side of the Security)
Signature Guarantee: _______________________________________
(Signature must be guaranteed)
The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

Exhibit 4.1

EXHIBIT B

FORM OF INDENTURE SUPPLEMENT TO ADD SUBSIDIARY GUARANTORS TO GUARANTEE NOTES
This Supplemental Indenture, dated as of [_______ __], 20__ (this “Supplemental Indenture”), among [name of future Subsidiary Guarantor] (the “Additional Subsidiary Guarantor”), UCP, Inc. (together with its successors and assigns, the “Company”), each other then existing Subsidiary Guarantor under the Indenture referred to below, and Wilmington Trust, National Association, as Trustee under the Indenture referred to below.
W I T N E S S E T H:
WHEREAS, the Company, the Subsidiary Guarantors and the Trustee have heretofore executed and delivered an Indenture, dated as of October 21, 2014 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of up to $75,000,000 aggregate principal amount of 8.5% Senior Notes due 2017 of the Company (the “Securities”);
WHEREAS, pursuant to Section 3.4 of the Indenture, the Company is required to cause the Additional Subsidiary Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the Additional Subsidiary Guarantor shall become party to the Indenture as a Subsidiary Guarantor on the terms and conditions set forth in the Indenture.
WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture to supplement the Indenture to add any Guarantee, without the consent of any Holder;
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Additional Subsidiary Guarantor, the Company, the other Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

Exhibit 4.1

ARTICLE I

Definitions

SECTION 1.1 Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

Agreement to be Bound; Guarantee

SECTION 2.1 Agreement to be Bound. The Additional Subsidiary Guarantor hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such shall have all of the rights and be subject to all of the obligations and agreements of a Subsidiary Guarantor under the Indenture, including Section 3.4, Article IV and Article X of the Indenture. The Additional Subsidiary Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Subsidiary Guarantor and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.

ARTICLE III

Miscellaneous

SECTION 3.1 Notices. All notices and other communications to the Additional Subsidiary Guarantor shall be given as provided in the Indenture to the Additional Subsidiary Guarantor, at its address set forth in the Indenture, with a copy to the Company as provided in the Indenture for notices to the Company.

SECTION 3.2 Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, other than the parties hereto, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

SECTION 3.3 Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 3.4 Severability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Exhibit 4.1

SECTION 3.5 Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 3.6 Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 3.7 Headings. The headings of the Articles and the sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

SECTION 3.8 The recitals contained herein shall be taken as the statements of the Company and the Subsidiary Guarantor and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

Exhibit 4.1

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.
[ADDITIONAL SUBSIDIARY GUARANTOR],
as a Guarantor

By:_______________________________________
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:_______________________________________
Name:
Title:

UCP, INC.

By:_______________________________________
Name:
Title:

[Each Subsidiary Guarantor at the time
of execution of this Supplemental Indenture]

By:_______________________________________
Name:
Title:

Exhibit 4.1

SCHEDULE 1

DORMANT SUBSIDIARIES

None.

SCHEDULE 2

CERTAIN PERMITTED INVESTMENTS

None.

SCHEDULE 3

CERTAIN PERMITTED LIENS

None.

SCHEDULE 4

PERMITTED INDEBTEDNESS

None.